EXHIBIT 99.1

                             MATERIAL CHANGE REPORT
                                  Form 51-102F3


THIS REPORT IS FILED UNDER British  Columbia  (section  85(1) of the  Securities
Act).


1.   Name and Address of Company

     MDSI Mobile Data Solutions Inc. (the "Company")
     10271 Shellbridge Way
     Richmond, BC  V6X 2W8


2.   Date of Material Change

     April 12, 2004


3.   News Release

     A news release was disseminated on Canada Newswire and filed with the BCSC on SEDAR on April 13, 2004. A copy of the news release is attached hereto as Schedule "A".


4.   Summary of Material Change

     On April 13, 2004, the Company announced that it has signed a definitive combination agreement with At Road, Inc. ("@Road") providing for the acquisition of the Company by @Road. Under the terms of the combination agreement (the "Combination Agreement"), Company shareholders will be entitled to receive, at the election of the holder, US $9.00 cash (subject to an aggregate maximum of US $19.5 million) or 0.75 shares of @Road common stock or (in the case of Company shareholders who are also Canadian residents) equivalent exchangeable shares in a new indirect British Columbia subsidiary of @Road ("Exchangeco") for each Company common share owned.

     The maximum amount of cash to be issued by @Road in the proposed transaction is capped at US $19.5 million. If the aggregate amount of cash elected by Company shareholders exceeds the aggregate of US $19.5 million, then each Company shareholder who elects cash will receive a prorated amount of the maximum available cash, with the balance of the elected cash payment satisfied by the delivery of a number of exchangeable shares or @Road common shares with a value equal to the difference between US $9.00 and the actual amount of cash received (calculated at a notional value of US $12.00 per share for the exchangeable shares and the @Road common shares).

     Consequently, the value of the consideration received by a Company shareholder electing cash may be more or less than US $9.00 per share, depending on the trading value of the common shares of @Road on the effective date of the Arrangement.


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                                       2


     The proposed transaction is proceeding by way of a court approved plan of arrangement (the "Arrangement") under section 192 of the Canada Business Corporations Act. The proposed transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including the approval of Company shareholders and regulatory approvals.

     The transaction has been the subject of favourable opinions by Bear, Stearns & Co. and RBC Dominion Securities Inc. as to the fairness, from a financial point of view, of the transaction to shareholders of MDSI. The transaction is expected to close early in the third quarter of 2004.

     A copy of the Combination Agreement is attached hereto as Schedule "B".


5.   Full Description of Material Change

     On April 12, 2004, the Company entered into the Combination Agreement with @Road with a view to effecting the Arrangement involving the Company, the shareholders and optionholders of the Company and @Road pursuant to section 192 of the Canada Business Corporations Act.

     The Arrangement
     ---------------

     The Arrangement provides for the combination of @Road and the Company in a transaction in which each Company shareholder will receive: (a) US $9.00 in cash (subject to an aggregate maximum of US $19.5 million) for each Company share owned; or (b) 0.75 fully paid @Road common shares in exchange for each Company share owned; or (c) in the case of Company shareholders who are Canadian residents who do not elect otherwise, 0.75 exchangeable shares in Exchangeco. Cash will be paid in lieu of fractional @Road common shares and exchangeable shares. In the event that a shareholder does not make an election, such shareholder will be deemed to have elected @Road common shares (for holders who are not Canadian residents) or exchangeable shares (for holders who are Canadian residents).

     Under the Arrangement, holders of Company stock options may exercise their outstanding and vested options (including conditionally vested options) contingent upon closing of the Arrangement. Any unvested option, the vesting of which is accelerated by virtue of the Arrangement, will be deemed to be conditionally vested and exercisable only as part of the Arrangement.

     As a result of the Arrangement, Exchangeco, an indirect wholly-owned subsidiary of @Road, will become the sole owner of the outstanding common shares of the Company.

     Non-Solicitation and Superior Proposals
     ---------------------------------------

     Non-Solicitation
     ----------------

     The Company has agreed not to solicit or encourage any Acquisition Proposals (as defined below) or engage in discussions or negotiations or disclose any non-public information to any person in connection with any Acquisition Proposal. Nevertheless, the Company is permitted to consider, negotiate, discuss and/or accept a Superior Proposal (also as defined below) prior to the meeting of Company securityholders to approve the Arrangement under certain conditions. @Road has the right to match any Acquisition Proposal that the Company's Board of Directors has decided is a Superior

     Proposal. The Board of Directors of the Company may change its recommendation only if advised by counsel that such action is necessary to properly discharge its fiduciary duties. If the Directors withdraw their recommendation of the Arrangement, approve or recommend an Acquisition Proposal or a Superior Proposal, sign a letter of intent or agreement related to an Acquisition Proposal or Superior Proposal or accept a Superior Proposal, the Company must pay @Road a termination fee in accordance with the terms of the Combination Agreement. See "Termination of the Combination Agreement - Termination Fees" below.

     "Acquisition Proposal" means, other than the business combination transaction contemplated by the Combination Agreement, any offer or proposal for a merger, amalgamation, arrangement, reorganization, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination involving the Company or the acquisition or purchase of 15% or more of any class of equity securities of the Company, or any take-over bid or tender offer (including issuer bids and self-tenders) or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of any equity securities of the Company, or any transaction involving the sale, lease, license or other disposition (by sale, merger or otherwise) of 15% or more of the book or market value of assets (including, without limitation, securities of any subsidiary of the Company) of the Company and its subsidiaries, taken as a whole.

     "Superior Proposal" means any offer or proposal for a merger, amalgamation, arrangement, reorganization, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination involving the Company or the acquisition or purchase of 50% or more of any class of equity securities of the Company, or any take-over bid or tender offer (including issuer bids and self-tenders) or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of any equity securities of the Company, or any transaction involving the sale, lease, license or other disposition (by sale, merger or otherwise) of 50% or more of the book or market value of assets (including, without limitation, securities of any subsidiary of the Company) of the Company and its subsidiaries, taken as a whole, which the Company's Board of Directors reasonably believes in good faith, after consultation with the Company's financial advisor, (i) is superior from a financial point of view to the Company's shareholders to the transactions contemplated by the Combination Agreement and (ii) is reasonably capable of being consummated by the person making the Acquisition Proposal (including, if applicable, obtaining any necessary financing), taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal.

     Conditions
     ----------

     Mutual Conditions
     -----------------

     The Arrangement is subject to various conditions customary for transactions of this nature. Neither @Road nor the Company will be required to complete the transaction unless a number of conditions, including the following, are met, or waived (if permitted):

     o    the Company's securityholders have approved the Arrangement;

     o the Court has approved the Arrangement after a fairness hearing and both an interim order and final order have been obtained in form and terms satisfactory to each of the Company and @Road;


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                                       4


     o all necessary securities regulatory orders with respect to the first resales of the common shares of @Road and the exchangeable shares of Exchangeco, have been obtained;

     o no judgement, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction preventing the consummation of the Arrangement or making the Arrangement illegal is in effect;

     o all necessary regulatory approvals, waivers and consents from applicable governmental entities have been obtained, including the filing of a Form S-3 under the United States Securities Act of 1933 and receipt of all necessary United States state securities or "blue sky" authorizations; and

     o approval from the TSX has been obtained with respect to the listing of the exchangeable shares in Exchangeco on the TSX, and, if required, @Road has filed a Notification Form: Listing of Additional Shares with NASDAQ, with respect to the @Road common shares to be issued to Company shareholders under the Arrangement.

     Conditions in Favour of the Company
     -----------------------------------

     The Company will not be required to complete the transaction unless a number of conditions, including the following, are met, or waived (if permitted):

     o the representations and warranties made by @Road and Exchangeco are accurate in all material respects;

     o @Road and Exchangeco have performed or complied in all material respects with the agreements and covenants as required by the Combination Agreement; and

     o all necessary resolutions of the boards of directors of @Road and Exchangeco have been adopted and all other necessary corporate actions to permit the consummation of the Arrangement have been taken by @Road and Exchangeco.

     Conditions in Favour of @Road
     -----------------------------

     @Road will not be required to complete the transaction unless a number of conditions, including the following, are met, or waived (if permitted):

     o the representations and warranties made by the Company are accurate in all material respects;

     o the Company has performed or complied in all material respects with the agreements and covenants as required by the Combination Agreement;

     o all necessary resolutions of the Company's board of directors have been adopted and all other necessary corporate actions to permit the consummation of the Arrangement have been taken by the Company;

     o all required third party authorizations and consents have been obtained and notices have been delivered if the failing to obtain them would have a Material Adverse Effect (as defined in the Combination Agreement) on the Company;

     o the Company has a net working capital at the effective time of the Arrangement, calculated in accordance with United States generally accepted accounting principles, of at least US $6.5 million;

     o holders of no more than five percent of the Company's outstanding common shares have exercised dissent rights; and

     o no judgement or order has been issued by any governmental entity and no action, suit, filing, inquiry, request for information, application or proceeding shall be pending, shall have been threatened or taken by any person in any jurisdiction, that in the reasonable opinion of @Road, would be reasonably likely to: (i) have the effect of enjoining or prohibiting the consummation of the Arrangement or subjecting the Arrangement to any restriction, qualification or modification that is material to @Road, including but not limited to a divestiture or hold separate order; or (ii) materially and adversely affect the right of @Road to conduct the business of the Company as currently conducted, or to own, use or exploit the Company's assets, in each case taking into account the activities reflected in the Arrangement or the performance of @Road or the Company of their respective obligations pursuant to the Combination Agreement.

     Termination of the Combination Agreement
     ----------------------------------------

     @Road and the Company may agree to terminate the Combination Agreement and abandon the Arrangement at any time, even after Company Securityholders have approved the Arrangement. In addition, either @Road or the Company may terminate the Combination Agreement and abandon the Arrangement, subject to certain exceptions, if any of the following occurs:

     o the Arrangement is not consummated by August 31, 2004, provided that if the only condition to effect the Arrangement remaining to be satisfied for closing is the effectiveness of the Form S-3, the date will be automatically extended to October 31, 2004;

     o    a law or final court order prohibits the transaction;

     o the Company securityholders do not approve the Arrangement at the meeting of Company securityholders held to approve the Arrangement (the "Meeting"); or

     o the other party has breached any of its representations, warranties, agreements or covenants to the degree specified in the Combination Agreement and fails to cure that breach within 30 days of delivery of written notice of such breach by the non-breaching party.

     In addition, @Road may terminate the Combination Agreement and abandon the Arrangement if any of the following occurs (each of the following a "Triggering Event"):

     o the Company Board of Directors or any committee of the Company board of directors withdraws, amends, modifies, or changes its recommendation to Company securityholders in favour of the adoption and approval of the Combination Agreement and the Arrangement in a manner adverse to @Road;

     o the Company Board of Directors or any committee of the Company Board of Directors approves or recommends any Acquisition Proposal;

     o the Company Board of Directors fails to re-affirm its recommendation to Company securityholders in favour of the adoption and approval of the Combination Agreement and the Arrangement promptly following the request of @Road to do so;

     o the Company enters into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal;

     o the Company breaches its agreement not to solicit set forth in the Combination Agreement; or

     o a tender or exchange offer relating to securities of the Company is commenced by a party unaffiliated with @Road and the Company fails to send to its Securityholders, within ten business days after such tender or exchange offer is first published, a statement recommending rejection of such tender or exchange offer.

     In addition, the Company may terminate the Combination Agreement and abandon the Arrangement if the Company Board of Directors approves or recommends any Superior Proposal, after receiving advice from outside legal counsel that such action is required in order to properly discharge the fiduciary duties of the Company Board of Directors, and only after the Company has fulfilled its obligations with respect to the right of @Road to match a Superior Proposal and the Company's other obligations set forth in the Combination Agreement.

     Termination Fee
     ---------------

     The Company will be required to pay a termination fee of US $4 million if @Road terminates the Combination Agreement as a result of the occurrence of a Triggering Event.

     The Company will also be required to pay a termination fee of US $4 million if the Company terminates the Combination Agreement in the event that the Company Board of Directors approves or recommends any Superior Proposal, after receiving advice from outside legal counsel that such action is required in order to properly discharge the fiduciary duties of the Company Board of Directors, and only after the Company has fulfilled its obligations with respect to the right of @Road to match a Superior Proposal and the Company's other obligations set forth in the combination Agreement.

     The Company will be required to pay a termination fee of US $3.1 million if either the Company or @Road terminates the Combination Agreement upon the occurrence of each of the following:

     o the Company securityholders do not approve the Arrangement at the Meeting;

     o following the date of the Combination Agreement and prior to the termination of the Combination Agreement, an Acquisition Proposal shall have been publicly announced or generally disclosed by the Company or the other party making such Acquisition Proposal to the Company Shareholders; and

     o within 12 months following the termination of the Combination Agreement, an Acquisition Proposal is consummated or the Company enters into an agreement or letter of intent providing for an Acquisition Proposal; in either case, which constitutes a Superior Proposal (as compared to the transactions contemplated by the
          Combination Agreement on the date of the termination of the Combination Agreement), with any party.

     In no event will more than one fee be payable in connection with the termination of the Combination Agreement.

     Effective Time
     --------------

     It is anticipated that the Arrangement will become effective after the required shareholder, court and governmental approvals have been obtained and are final and all other conditions to close have been satisfied or waived. The Company and @Road anticipate that the Arrangement will become effective in the third quarter of 2004.

     Voting Agreement
     ----------------

     In order to facilitate the consummation of the Arrangement and in consideration thereof, @Road entered into a voting agreement as of April 12, 2004 ("Voting Agreement") with certain Company shareholders holding an aggregate of 518,589 Company common shares and vested options to purchase an additional 376,375 Company common shares. Under the terms of the Voting Agreement, certain Company shareholders agreed to vote all of their Company common shares: (i) in favour of approval and adoption of the Combination Agreement, the Arrangement and all the transactions contemplated by the Combination Agreement and otherwise in such manner as may be necessary to consummate the Arrangement; and (ii) against any action, proposal, agreement or transaction, including, but not limited to, any alternative transaction that could be reasonably expected to result in any of the conditions to the Company's obligations under the Combination Agreement not being fulfilled or that could reasonably be expected to impede, interfere with or prevent, delay, postpone, discourage or adversely affect the Combination Agreement, the Arrangement or the Voting Agreement.

     In addition, the Company shareholders that are parties to the Voting Agreement have agreed to execute a proxy in favor of @Road with respect to the voting of their Company common shares upon the request of @Road. The Voting Agreement terminates upon the earlier to occur of the completion of the Arrangement or the termination of the Combination Agreement.


6.   Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

     This material change report is not being filed on a confidential basis.


7.   Omitted Information

     No significant facts otherwise required to be disclosed in this report have been omitted.


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                                        8


8.   Executive Officer

     The following senior officer of the Company is knowledgeable about the material change and may be contacted by the British Columbia Securities Commission with respect thereto:

     Glenn Y. Kumoi
     Vice-President, Chief Legal Officer and Corporate Secretary
     MDSI Mobile Data Solutions Inc.
     10271 Shellbridge Way
     Richmond, BC  V6X 2W8
     Telephone:  (604) 207-6402

9.   Statement of Executive Officer

     The foregoing accurately discloses the material change referred to herein.

DATED at Richmond, British Columbia, as of the 22nd day of April, 2004.


                            "Glenn Y. Kumoi"
                            ----------------
                            Glenn Y. Kumoi
                            Vice-President, Chief Legal Officer
                            and Corporate Secretary

                                  SCHEDULE A

                                              Contact:
                                              David Lebedeff
                                              @Road
                                              Vice President, Investor Relations
                                              Phone: 510-870-1317
                                              Email: dlebedeff@road-inc.com


                   @Road to Acquire MDSI Mobile Data Solutions

     Acquisition Extends @Road Leadership as one of the Most Comprehensive
                Providers of Mobile Resource Management Services

FREMONT, Calif. and VANCOUVER, British Columbia - April 13, 2004 - @Road(R) (Nasdaq: ARDI), a leading provider of mobile resource management (MRM) services, and MDSI (Nasdaq: MDSI, TSX: MMD), a leading provider of mobile workforce management software solutions, today announced that they have signed a definitive agreement providing for the acquisition of MDSI by @Road.

"Our customers and prospects, especially our large customers and prospects, have been asking for an integrated mobile resource management solution that allows them to manage both their mobile workers and their work," stated Krish Panu, @Road president and CEO. "We believe that the complementary integration of the two companies' products and services will comprehensively address the entire workflow," continued Mr. Panu.

The planned acquisition of MDSI positions @Road to use software sales and installations to drive new services and subscriptions to a worldwide market. @Road intends to cross-sell the companies' solutions as well as further develop the combined technologies to provide customers seamlessly integrated services. In addition, the acquisition of MDSI allows @Road to further penetrate additional key vertical markets, including utilities, telco and cable and broadband markets.

"We believe that this acquisition will help solidify the position of @Road as a worldwide leader in mobile resource management," concluded Mr. Panu.

Combined trailing 12-month revenues for the two companies total $110 million. Together, the combined companies expect to have close to $100 million in cash balances, 650 employees, 125,000 subscribers and 80,000 licensed users worldwide.

With a market presence in the United States, Canada, Europe, South Africa and Australia, MDSI's mobile workforce management software solutions target mid- and large-sized organizations in the utilities, telecommunications and cable industries.

Under the terms of the agreement, MDSI shareholders will be entitled to receive, at the election of the holder, 0.75 shares of @Road common stock or $9.00 in cash for each MDSI share owned. MDSI shareholders who are also Canadian residents will be given the opportunity to elect to receive 0.75 equivalent exchangeable shares in a new @Road Canadian subsidiary for each MDSI share owned. The maximum amount of cash to be issued by @Road in the proposed transaction is capped at $19.5 million. Based on the closing prices of @Road and MDSI common stock on April 12, 2004 and assuming that all MDSI shareholders elect only to receive @Road shares, the transaction is valued at approximately $86 million. If all MDSI shareholders elect to receive @Road common stock, MDSI shareholders will own approximately 10% of outstanding @Road common stock after the completion of the transaction. The transaction has been unanimously approved by the boards of directors of both companies and is subject to customary closing conditions, including the approval of MDSI shareholders and regulatory approvals. This transaction is also subject to approval of the British Columbia Supreme Court. Shareholders representing approximately 5% of MDSI's outstanding shares have agreed to vote in favor of the transaction. The transaction is expected to close in the third quarter 2004.

"MDSI and @Road share a similar objective - to deliver market-leading products and services to our customers that improve the quality of service and productivity of their mobile workers. We believe that this shared vision will significantly benefit both existing and new customers," said Erik Dysthe, MDSI's president, CEO and chairman. "By joining @Road we believe that we will be able to accelerate our product development plans, offer our products to large companies in our core markets that are already @Road customers, and expand into several additional markets where @Road has established itself. We believe that the transaction also offers good value for our shareholders."

Based on preliminary analyses, when taking into account the effect of purchase accounting, @Road expects the transaction will be dilutive to earnings per share on a GAAP basis in calendar 2004, neutral in 2005 and accretive thereafter. @Road management will provide further information on the expected impact of purchase accounting on the combined company's financial statements following completion of the transaction.

Upon completion of the acquisition, MDSI will become a wholly-owned subsidiary of @Road, and will remain located in its current headquarters in Richmond, British Columbia. @Road intends to operate MDSI as a division of the company.

All references to dollars and "$" in this press release are to United States dollars.

Piper Jaffray & Co. served as financial advisor to @Road on the transaction. Bear, Stearns & Co. served as financial advisor to MDSI and provided a fairness opinion in respect of the transaction. RBC Dominion Securities Inc. also provided a fairness opinion in respect of the transaction.

Conference Call and Webcast
---------------------------

@Road and MDSI will host a conference call today at 5:30 a.m. Pacific time to discuss the proposed acquisition. To join the call, please call 877-888-4034 or 719-867-0608 approximately 10 minutes before the start of the call. The pass code for the conference call is 825445.

A replay of the conference call will be available through April 27, 2004. The recording will be available approximately two hours after the completion of the conference call. The replay call-in number is 888-203-1112 or 719-457-0820. The pass code for the conference call replay is 825445. The conference call will be Webcast live for all investors, and a Webcast replay will be available through April 27, 2004.

To listen to the Webcast, please go to the Investor Relations page of the @Road Web site at www.road.com and click on the Live Webcast icon, or go to:

          http://www.firstcallevents.com/service/ajwz404034639gf12.html

@Road encourages you to review the Web site in advance of the Webcast to ensure that your computer is configured properly.

About @Road
-----------

@Road (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to more than 125,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.road.com.

About MDSI
----------

MDSI is one of the largest, most successful and experienced providers of mobile workforce management software in the world. MDSI's software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 350 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange
(MMD) and on NASDAQ (MDSI). www.mdsi-advantex.com.

                                       ###

ADDITIONAL INFORMATION AND WHERE TO FIND IT

MDSI plans to distribute a circular to its shareholders containing information about the combination. Investors and security holders are urged to read the circular carefully when it is available. The circular will contain important information about @Road, MDSI, the combination, the persons soliciting proxies relating to the combination, their interests in the combination, and related matters. The circular will be available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

@Road files annual, quarterly and special reports, proxy statements and other information with the SEC. MDSI files annual and quarterly financial statements, annual reports, annual information forms, management proxy circulars and other documents and information with the Canadian Securities Administrators in Canada and annual and special reports with the SEC. You may read and copy any reports, statements or other information filed with the SEC by @Road or MDSI at the SEC Public Reference Rooms at 450 Fifth Street NW, Washington, DC 20549 or at any of the SEC's other public reference rooms in New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. @Road filings with the SEC are also available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov. MDSI's filings with the Canadian Securities Administrators are available to the public on the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

This press release contains forward-looking statements that involve risks and uncertainties concerning the proposed acquisition by @Road of MDSI, the expected financial performance of @Road, as well as strategic and operational plans of @Road. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, but are not limited to, the possibility that the transaction will not close, that the closing may be delayed, the reaction of @Road and MDSI customers to the transaction, the ability of @Road to integrate MDSI's operations and employees, the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 12, 2004, Report on Form 10-Q dated November 14, 2003 and in its other filings with the Securities and Exchange Commission. @Road cautions the reader that the time and/or manner of the live teleconference, Webcast and replay may change for administrative or other reasons outside the company's control. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo is a trademark of At Road, Inc.

                                  SCHEDULE B

                              COMBINATION AGREEMENT

                                  BY AND AMONG

                                 AT ROAD, INC.,

                             ORION EXCHANGECO, LTD.,

                                       AND

                         MDSI MOBILE DATA SOLUTIONS INC.





                           Dated as of April 12, 2004

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----


ARTICLE I DEFINITIONS..........................................................1

         1.1      Certain Definitions..........................................1
                  -------------------
         1.2      Interpretation..............................................10
                  --------------

ARTICLE II THE ARRANGEMENT....................................................10

         2.1      Implementation Steps by Company.............................10
                  -------------------------------
         2.2      Interim Order...............................................11
                  -------------
         2.3      Articles of Arrangement.....................................11
                  -----------------------
         2.4      Company Circular............................................11
                  ----------------
         2.5      Securities Compliance.......................................12
                  ---------------------
         2.6      Preparation of Filings, etc.................................13
                  ---------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF COMPANY.........................14

         3.1      Organization and Qualification; Subsidiaries................14
                  --------------------------------------------
         3.2      Articles of Incorporation and Bylaws........................15
                  ------------------------------------
         3.3      Capitalization..............................................15
                  --------------
         3.4      Authority Relative to this Agreement........................17
                  ------------------------------------
         3.5      No Conflict; Required Filings and Consents..................17
                  ------------------------------------------
         3.6      Compliance; Permits.........................................18
                  -------------------
         3.7      Reports; Financial Statements...............................18
                  -----------------------------
         3.8      No Undisclosed Liabilities..................................20
                  --------------------------
         3.9      Absence of Certain Changes or Events........................20
                  ------------------------------------
         3.10     Absence of Litigation.......................................21
                  ---------------------
         3.11     Employee Benefit Plans......................................21
                  ----------------------
         3.12     Labor Matters...............................................24
                  -------------
         3.13     Restrictions on Business Activities.........................25
                  -----------------------------------
         3.14     Title to Property...........................................25
                  -----------------
         3.15     Taxes.......................................................26
                  -----
         3.16     Environmental Matters.......................................27
                  ---------------------
         3.17     Intellectual Property.......................................28
                  ---------------------
         3.18     Agreements, Contracts and Commitments.......................33
                  -------------------------------------
         3.19     Insurance...................................................34
                  ---------
         3.20     Product Warranties..........................................34
                  ------------------
         3.21     Certain Business Practices..................................34
                  --------------------------
         3.22     Interested Party Transactions...............................34
                  -----------------------------
         3.23     Board Approval..............................................35
                  --------------
         3.24     Vote Required...............................................35
                  -------------
         3.25     Company Rights Agreement....................................35
                  ------------------------
         3.26     Brokers.....................................................35
                  -------

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

         3.27     Opinion of Financial Advisor................................36
                  ----------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES...............36

         4.1      Organization and Qualification; Subsidiaries................36
                  --------------------------------------------
         4.2      Certificate of Incorporation and Bylaws.....................36
                  ---------------------------------------
         4.3      Capitalization..............................................36
                  --------------
         4.4      Authority Relative to this Agreement........................37
                  ------------------------------------
         4.5      No Conflict; Required Filings and Consents..................38
                  ------------------------------------------
         4.6      Compliance; Permits.........................................39
                  -------------------
         4.7      SEC Filings; Financial Statements...........................39
                  ---------------------------------
         4.8      Absence of Certain Changes or Events........................41
                  ------------------------------------
         4.9      Absence of Litigation.......................................41
                  ---------------------
         4.10     Taxes.......................................................41
                  -----
         4.11     Brokers.....................................................42
                  -------
         4.12     Intellectual Property.......................................42
                  ----------------------
         4.13     Insurance...................................................42
                  ---------

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME.................................42

         5.1      Conduct of Business by Company..............................42
                  ------------------------------
         5.2      Conduct of Business of Parent...............................45
                  -----------------------------

ARTICLE VI ADDITIONAL AGREEMENTS..............................................46

         6.1      Confidentiality; Access to Information......................46
                  --------------------------------------
         6.2      No Solicitation.............................................47
                  ---------------
         6.3      Public Disclosure...........................................50
                  -----------------
         6.4      Reasonable Best Efforts; Notification.......................50
                  -------------------------------------
         6.5      Indemnification.............................................53
                  ---------------
         6.6      Company Affiliate Agreement.................................53
                  ---------------------------
         6.7      Regulatory Filings; Reasonable Best Efforts.................54
                  -------------------------------------------
         6.8      Company Stock Transfer Agreement............................54
                  --------------------------------
         6.9      Employee Stock Purchase Plan................................54
                  ----------------------------
         6.10     Company Options.............................................54
                  ---------------
         6.11     Employee Benefits...........................................56
                  -----------------
         6.12     Closing Date Balance Sheet..................................56
                  --------------------------

ARTICLE VII CONDITIONS TO THE MERGER..........................................56

         7.1      Conditions to Obligations of Each Party to Effect the Arrang56
                  ------------------------------------------------------------
         7.2      Additional Conditions to Obligations of Company.............58
                  -----------------------------------------------
         7.3      Additional Conditions to the Obligations of Parent Parties..58
                  ----------------------------------------------------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................59

         8.1      Termination.................................................59
                  -----------
         8.2      Notice of Termination; Effect of Termination................61
                  --------------------------------------------
         8.3      Fees and Expenses...........................................61
                  -----------------
         8.4      Amendment...................................................62
                  ---------
         8.5      Extension; Waiver...........................................62
                  -----------------

ARTICLE IX GENERAL PROVISIONS.................................................63

         9.1      Non-Survival of Representations and Warranties..............63
                  ----------------------------------------------
         9.2      Notices.....................................................63
                  -------
         9.3      Counterparts................................................64
                  ------------
         9.4      Entire Agreement; Third Party Beneficiaries.................64
                  -------------------------------------------
         9.5      Severability................................................64
                  ------------
         9.6      Other Remedies; Specific Performance........................65
                  ------------------------------------
         9.7      Governing Law...............................................65
                  -------------
         9.8      English/French Language.....................................65
                  -----------------------
         9.9      No Personal Liability.......................................65
                  ---------------------
         9.10     Assignment..................................................66
                  ----------
         9.11     WAIVER OF JURY TRIAL........................................66
                  --------------------
         9.12     Attorneys' Fees.............................................66
                  ---------------
         9.13     Currency....................................................66
                  --------

                                INDEX OF EXHIBITS
                                -----------------


         Exhibit A         Form of Voting Agreement
         Exhibit B         Form of Company Resolution
         Exhibit C         Form of Plan of Arrangement
         Exhibit D         Form of Exchangeable Share Support Agreement
         Exhibit E         Form of Voting and Exchange Trust Agreement
         Exhibit F         Form of Affiliate Agreement

                              COMBINATION AGREEMENT

     This COMBINATION AGREEMENT is made and entered into as of April 12, 2004, among At Road, Inc., a Delaware corporation ("Parent"), Orion Exchangeco, Ltd., a corporation organized and existing under the Business Corporations Act (British Columbia) (together with its successors and assigns, "Exchangeco") and MDSI Mobile Data Solutions Inc., a corporation organized and existing under the federal laws of Canada ("Company").

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.1) and in accordance with the Canada Business Corporations Act (the "CBCA"), as now in effect and as it may be amended from time to time prior to the Effective Time (as defined in Section 1.1), Parent and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Arrangement (as defined in Section 1.1) is fair to, and in the best interests of, Company and its shareholders, (ii) has approved this Agreement, the Arrangement and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Company approve the Arrangement.

     C. The parties hereto intend that (i) the Arrangement will provide Company Shareholders (as defined in Section 1.1) who are residents of Canada for purposes of the ITA (as defined in Section 1.1) with the opportunity to dispose of their Company Common Shares (as defined in Section 1.1) and receive Exchangeable Shares (as defined in Section 1.1) on a tax-deferred or "roll-over" basis for Canadian income tax purposes and (ii) the transactions contemplated by this Agreement will constitute a taxable disposition of Company Common Shares (as defined in Section 1.1) for U.S. federal income tax purposes.

     D. As a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of Company have, concurrently with the execution of this Agreement, executed and delivered a Voting Agreement in substantially the form attached hereto as Exhibit A (the "Voting Agreement").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 Certain Definitions. The following terms shall have the following meanings:

     "1933 Act" means the United States Securities Act of 1933, as amended;

     "1934 Act" means the United States Securities Exchange Act of 1934, as amended;

     "Acquisition Agreement" has the meaning ascribed to it in Section 6.2(b);

     "Acquisition Proposal" means, other than the business combination transaction contemplated by this Agreement, any offer or proposal for a merger, amalgamation, arrangement, reorganization, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination involving Company or the acquisition or purchase of 15% or more of any class of equity securities of Company, or any take-over bid or tender offer (including issuer bids and self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 15% or more of any class of any equity securities of Company, or any transaction involving the sale, lease, license or other disposition (by sale, merger or otherwise) of 15% or more of the book or market value of assets (including, without limitation, securities of any Subsidiary of Company) of Company and its Subsidiaries, taken as a whole;

     "Agreement" means this Combination Agreement, made and entered into as of April 12, 2004, among Parent, Exchangeco and Company, together with any amendments or supplements hereto;

     "Arrangement" means an arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 8.4 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Articles of Arrangement" means the articles of arrangement of Company in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made;

     "Callco" means 3087761 Nova Scotia Company, an unlimited liability company organized and existing under the laws of Nova Scotia.

     "Canadian GAAP" has the meaning ascribed to it in Section 3.7(b);

     "Canadian   Securities   Regulatory   Authorities"   means  the  securities
commissions or similar regulatory authority in each of the provinces and territories of Canada;

     "CBCA" has the meaning ascribed to it in the Recitals hereto;

     "Claims" means claims, demands, actions, suits, proceedings, causes of action, assessments or reassessments, charges, arbitrations, complaints, grievances, judgments, debts, liabilities, expenses, costs, damages or losses, professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

     "Code" means the United States Internal Revenue Code of 1986, as amended;

     "Collective Agreements" means collective agreements and related documents including benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents or Trade Unions for the Employees or dependent contractors by which Company or any of its Subsidiaries is bound or which impose any obligations upon Company or any of its Subsidiaries or set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements;

     "Company" has the meaning ascribed to such term in the introductory paragraph to this Agreement;

     "Company Acquisition" means any of the following transactions (other than the transactions contemplated by this Agreement), either as a single transaction or series of transactions: (i) a merger, amalgamation, arrangement, reorganization, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination involving Company, pursuant to which the shareholders of Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) the acquisition or purchase of 50% or more of the equity securities of Company (including by way of tender offer or an exchange offer or issuance by Company) or the right to acquire such equity securities, or
(iii) the sale, lease, license or other disposition (by sale, merger or otherwise) of 50% or more of the market value of the assets (including, without limitation, securities of any Subsidiary of Company) of Company and its Subsidiaries, taken as a whole;

     "Company Adverse  Recommendation  Change" has the meaning ascribed to it in
Section 6.2(b);

     "Company Circular" means the notice of the Company Meeting to be sent to holders of Company Common Shares and the accompanying management information circular in connection with the Company Meeting, as amended;

     "Company Common Shares" means the common shares of Company, with no par value;

     "Company Documents" has the meaning ascribed to it in Section 3.7(a);

     "Company Financial Statements" has the meaning ascribed to it in Section 3.7(b);

     "Company   Intellectual   Property"  means  Company  Licensed  Intellectual
Property and Company Owned Intellectual Property;

     "Company Licensed Intellectual Property" means any and all Intellectual Property that is owned by any other Person and that is licensed to, used or distributed by Company or any of its Subsidiaries;

     "Company Meeting" means the special meeting of Company Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Arrangement and, if required, the waiver of the application of Section 3.1 of the Rights Agreement to the transactions contemplated by this Agreement, all in accordance with the terms of
Section 5.1(e) of the Rights Agreement;

     "Company Owned Intellectual Property" means any and all Intellectual Property owned (in whole or in part) by the Company or any of its Subsidiaries;

     "Company Property" has the meaning ascribed thereto in Section 3.16(a)(i);

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned (in whole or in part) by, or filed in the name of, Company or any of its Subsidiaries;

     "Company Resolution" means the special resolution of the holders of Company Common Shares, to be in substantially the form and content of Exhibit B hereto;

     "Company   Shareholders"   means  the  holders  of  Company  Common  Shares
collectively;

     "Company Stock Options" has the meaning ascribed to it in Section 3.3(a);

     "Company Stock Option Plans" has the meaning ascribed to it in Section 3.3(a);

     "Competition Act" means the Competition Act (Canada), as amended;

     "Contract" has the meaning ascribed thereto in Section 3.1(c);

     "Court" means the Supreme Court of British Columbia;

     "Director" means the Director appointed pursuant to section 260 of the CBCA;

     "Dissent Rights" means the rights of dissent in respect of the Arrangement described in Section 3.1 of the Plan of Arrangement;

     "Effective   Time"  has  the  meaning  ascribed  thereto  in  the  Plan  of
Arrangement;

     "Employee Plan" means any employment, severance or similar contract or arrangement (whether or not written, but only if material) or any plan, policy, fund, program or contract or arrangement (whether or not written, funded or unfunded) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (A) is entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by Company or any of its Subsidiaries or ERISA Affiliates, (B) with respect to which the Company or any of its Subsidiaries has or may have any liability or obligation and (C) applies to two or more Employees of Company or any of its Subsidiaries;

     "Employees" means those individuals employed or retained by Company or any of its Subsidiaries on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence;

     "Employment Contract" means any Contract, whether oral or written, relating to an Employee, including any communication or practice relating to an Employee which imposes any obligation on Company or any of its Subsidiaries;

     "Environmental   Laws"  has  the  meaning   ascribed   thereto  in  Section
3.16(a)(i);

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended;

     "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code;

     "Exchangeable Share Support Agreement" means an agreement to be made between Parent and Exchangeco in substantially the form and content of Exhibit D hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

     "Exchangeable   Shares"  means  exchangeable   shares  in  the  capital  of
Exchangeco, having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Plan of Arrangement;

     "Exchangeco" has the meaning ascribed to such term in the introduction to this Agreement and shall be treated as a corporation for U.S. federal income tax purposes;

     "Final Order" means the final order of the Court approving the Arrangement as such order may be amended or varied at any time prior to the Effective Time or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal;

     "Form S-3" has the meaning ascribed thereto in Section 2.5(d);

     "Governmental Entity" has the meaning ascribed thereto in Section 3.5(b);

     "Hazardous Substance" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined or identified in and regulated by any Environmental Law;

     "HSR Act" means the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended;

     "ICA" means the Investment Canada Act (Canada), as amended, and the rules and regulations thereunder;

     "ITA" means the Income Tax Act (Canada), as amended;

     "Intellectual Property" means any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, re-extensions, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, processes, procedures, technical data, manuals, records and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Copyrights"); (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs or similar rights and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor ("Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated; and (ix) any similar or equivalent rights to any of the foregoing or any other intellectual property rights;

     "Interim Order" means the interim order of the Court, as the same may be amended in respect of the Arrangement, as contemplated by Section 2.2;

     "International Plan" means any Employee Plan that has been adopted or maintained by Company or its Subsidiaries principally for the benefit of Employees outside the United States;

     "Laws" means,  as to any  applicable  Person,  applicable  laws,  statutes, by-laws, rules, regulations, orders, ordinances, protocols, codes, treaties, policies, notices, directions and judicial, arbitral, administrative, ministerial or departmental judgments, awards or other requirements of any Governmental Entity having force of law and binding on such Person or any of its Subsidiaries;

     "Material Adverse Effect" means, with respect to any party, any change, event, circumstance or effect that is or would be reasonably expected to be materially adverse to the business, assets (including intangible assets), prospects, financial condition, or results of operations of such party taken as a whole with its Subsidiaries; provided, however, that a change in the trading price or the trading volume of such party's equity securities shall not be deemed in and of themselves, either alone or in combination, be deemed to constitute a Material Adverse Effect with respect to such party; provided, further, however, that a Material Adverse Effect shall not be deemed to have occurred as a result of the impact of any change in the business, assets (including intangible assets), prospects, financial condition, or results of operations of (a) the Company or any of its Subsidiaries arising out of or relating to any fact, event, circumstance or exception specifically disclosed in the Company Schedule, or (b) Parent Parties arising out of or relating to any fact, event, circumstance or exception specifically disclosed in the Parent Schedule;

     "Nasdaq" means The Nasdaq National Market or other market or exchange on which Parent Common Shares are traded;

     "Notice  of  Adverse  Recommendation"  has the  meaning  ascribed  to it in
Section 6.2(b);

     "Parent" has the meaning ascribed to such term in the introductory paragraph to this Agreement;

     "Parent Common Shares" means shares of common stock of Parent, with par value $0.0001 per share;

     "Parent Intellectual Property" means Parent Licensed Intellectual Property and Parent Owned Intellectual Property;

     "Parent  Licensed  Intellectual  Property"  means any and all  Intellectual
Property that is owned by any other Person and that is licensed to, used or distributed by, Parent or any of its Subsidiaries;

     "Parent Parties" means Parent and Exchangeco, collectively;

     "Parent Owned Intellectual Property" means any and all Intellectual Property owned (in whole or in part) by the Parent or any of its Subsidiaries;

     "Pension Plan" means each Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA;

     "Permitted  Encumbrances"  means (a)  encumbrances  and  liens  for  Taxes, governmental charges, assessments or levies, provided, that such Taxes, governmental charges, assessments or levies are not yet due or are being contested in good faith by appropriate proceedings; (b) deposits, encumbrances, liens or pledges to secure payments of workmen's compensation, public liability, unemployment and other similar insurance; (c) mechanics', workmen's, materialmen's, repairmen's, warehousemen's, vendors' or carriers' encumbrances, liens or other similar items arising in the ordinary course of business consistent with past practices and securing sums that are not past due or are being contested in good faith by appropriate proceedings; (d) restrictions on transfers of securities imposed by United States or Canadian federal, state, provincial or territorial securities laws; (e) encumbrances and liens granted by Company or any of its Subsidiaries to the Bank of Montreal pursuant to the General Security Agreement, dated October 1, 1998, between Company and the Bank of Montreal, or the transactions contemplated thereunder (provided, that the Bank of Montreal shall have consented to the transactions contemplated by this Agreement and shall have waived any defaults as a result thereof) and (f) other imperfections of title or encumbrances, if any, which imperfections of title or other encumbrances do not materially impair the use of the assets to which they relate in the business of Company and its Subsidiaries or Parent and its Subsidiaries, as applicable.

     "Person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

     "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit C hereto and any amendments or variations thereto made in accordance with Section 8.4 hereof or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

     "Registered Intellectual Property" means any and all worldwide: (i) patents, including applications therefor; (ii) registered trademarks, applications to register trademarks, including intent-to-use applications, or other registrations or applications related to trademarks; (iii) copyrights registrations and applications to register copyrights; (iv) registered mask works and applications to register mask works; and (v) any other intellectual property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, private, government or other legal authority at any time;

     "Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, waivers, permits, agreements, certificates, authorizations and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, the failure of which to be obtained would cause the consummation of the transactions contemplated hereby to be prohibited;

     "Rights Agreement" has the meaning ascribed thereto in Section 3.3(a);

     "Securities Act" means the Securities Act (British Columbia), as now in effect and as it may be amended from time to time prior to the Effective Time;

     "SEC" means the United States Securities and Exchange Commission;

     "Securities Laws" means the CBCA, the Securities Act, the Securities Act (Ontario), and the equivalent legislation in the other provinces of Canada, the 1933 Act, the 1934 Act, all as now enacted or as the same may from time to time be amended, re-enacted or replaced, and the applicable rules, national and local instruments, regulations, rulings, orders, forms and written policies made or promulgated under such statutes and the published policies of regulatory authorities administering such statutes, as well as the rules, regulations, by-laws and policies of the TSX and Nasdaq;

     "Shrinkwrap Software" means "off-the-shelf" computer software applications, other than Company Owned Intellectual Property, that are generally available to all interested purchasers and licensees on standard terms and conditions;

     "Special Voting Share" means the share of special voting stock of Parent as defined in the Voting and Exchange Trust Agreement;

     "Subsidiary" means, when used with reference to any party, any Person of which such party (either alone or through or together with any other Subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person;

     "Superior Proposal" means any offer or proposal for a merger, amalgamation, arrangement, reorganization, share exchange, consolidation, recapitalization, liquidation, dissolution or other business combination involving Company or the acquisition or purchase of 50% or more of any class of equity securities of Company, or any take-over bid or tender offer (including issuer bids and self-tenders) or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of any equity securities of Company, or any transaction involving the sale, lease, license or other disposition (by sale, merger or otherwise) of 50% or more of the book or market value of assets (including, without limitation, securities of any Subsidiary of Company) of Company and its Subsidiaries, taken as a whole, which Company's Board of Directors reasonably believes in good faith, after consultation with the Company's financial advisor, (i) is superior from a financial point of view to Company's shareholders to the transactions contemplated by this Agreement and (ii) is reasonably capable of being consummated by the Person making such Acquisition Proposal (including, if applicable, obtaining any necessary financing), taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal;

     "Termination Date" has the meaning ascribed thereto in Section 8.1(b);

     "Termination Fee" has the meaning ascribed thereto in Section 8.3(b)(i);

     "to the knowledge of Company" or similar phrases mean that an executive officer of Company or any of its Subsidiaries has (a) actual knowledge of such fact or other matter or (b) implied knowledge. For this purpose, "implied knowledge" means such information that an executive officer of Company or any of its Subsidiaries serving in his office should be reasonably expected to have actual knowledge of in the course of supervising or operating and managing the business and affairs of Company or its Subsidiaries. For purposes of this definition, it is agreed that Erik Dysthe, Verne Pecho, Glenn Kumoi, Peter Hill Rankin, Neil McDonnell, Tommy Lee, Warren Cree, Ronald P. Toffolo, Simon Backer, Cy Tordiffe, Paul Lui and David Fischer constitute the only executive officers of Company.

     "Trade Union" means an organization of employees formed for the purposes that include the regulation of relations between employees and employers and includes a provincial, national or international trade union, a certified council of trade unions, a designated or certified employee bargaining agency, and any organization which has been declared a trade union pursuant to applicable provincial labor regulations legislation;

     "Triggering Event" means any of the following events (whether or not permitted by this Agreement): (i) the Board of Directors of Company or any committee thereof shall for any reason have withheld, withdrawn or shall have amended, modified or changed (including the taking of a position specified in Section 6.2(b)) in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Agreement or the approval of the transactions contemplated by this Agreement; (ii) the Board of Directors of Company or any committee thereof shall have approved or recommended any Acquisition Proposal;
(iii) the Board of Directors of Company shall have failed to re-affirm its recommendation in favor of the adoption and approval of this Agreement and the approval of the transactions contemplated by this Agreement promptly following the request of Parent to do so; (iv) Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (v) Company shall have breached its obligations under the terms of Section 6.2 hereof; or (vi) a tender or exchange offer relating to securities of Company shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the 1934 Act within ten (10) business days, or pursuant to section 99 of the Securities Act (Ontario) (and the equivalent provisions in other Canadian provincial securities acts), within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer;

     "Trustee" means a Canadian trust company to be chosen by Parent and Company to act as trustee under the Voting and Exchange Trust Agreement and any successor trustee appointed under the Voting and Exchange Trust Agreement;

     "TSX" means the Toronto Stock Exchange; and

     "Voting and Exchange Trust Agreement" means an agreement to be made between Parent, Exchangeco and the Trustee in substantially the form and content of Exhibit E hereto, with such changes thereto as the parties hereto, acting reasonably, may agree.

     1.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of such entity and all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.


                                   ARTICLE II
                                 THE ARRANGEMENT

     2.1 Implementation Steps by Company. Company covenants in favor of the Parent Parties that Company shall:

          (a) subject to the terms of this Agreement and the preparation of a substantially complete version of the Company Circular, as soon as reasonably practicable, apply in a manner acceptable to the Parent Parties, acting reasonably, under Section 192 of the CBCA for the Interim Order;

          (b) subject to the terms of this Agreement and in accordance with the Interim Order, convene and hold the Company Meeting for the purpose of considering the Company Resolution and, if required, obtaining the waiver of the application of Section 3.1 of the Rights Agreement to the transactions contemplated by this Agreement, all in accordance with the terms of Section 5.1(e) of the Rights Agreement;

          (c) except as required for quorum purposes, not adjourn, postpone or cancel (or propose for adjournment, postponement or cancellation) the Company Meeting without the Parent Parties' prior written consent, except as required by Laws or the Company Shareholders;

          (d) subject to obtaining such approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

          (e) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

     2.2 Interim Order. The notice of motion for the application  referred to in
Section 2.1(a) shall request that the Interim Order provide:

          (a) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Company Meeting and for the manner in which such notice is to be provided;

          (b) that the requisite approval for the Company Resolution shall be 66 2/3% of the votes cast on the Company Resolution by holders of Company Common Shares and Company Stock Options, voting together as a class, present in person or by proxy at the Company Meeting (such that each holder of Company Common Shares is entitled to one vote for each Company Common Share held and such that each holder of Company Stock Options is entitled to one vote for each Company Common Share that such holder would have received on a valid exercise of such holder's Company Stock Options);

          (c)  that,  in  all  other  respects,  the  terms,   restrictions  and
conditions of the by-laws and articles of Company, including quorum requirements and all other matters, shall apply in respect of the Company Meeting;

          (d) for the grant of the Dissent Rights; and

          (e) for the notice requirements with respect to the presentation of the application to the Court for a Final Order.

     2.3 Articles of Arrangement. The Articles of Arrangement shall implement the Plan of Arrangement.

     2.4 Company Circular. As promptly as reasonably practicable after the execution and delivery of this Agreement, Company shall complete the Company Circular together with any other documents required by the Securities Laws or other applicable Laws in connection with the Arrangement, and, as promptly as practicable after the execution and delivery of this Agreement, Company shall, unless otherwise agreed by the parties, cause the Company Circular and other documentation required in connection with the Company Meeting to be sent to each Company Shareholder and holder of Company Stock Options and filed as required by the Interim Order and applicable Laws. Parent shall provide in a timely manner all information regarding itself and the transactions contemplated hereby required to be included in the Company Circular, including all financial statements required under applicable law. Subject to the terms of this Agreement and except to the extent that the Board of Directors of Company has changed its recommendation in accordance with the terms of this Agreement, the Company Circular will include the recommendation of the Board of Directors of Company in favor of approval of the Arrangement.

     2.5 Securities Compliance.
         ---------------------

          (a) Each of the Parent Parties shall use its reasonable best efforts to obtain all orders required from the applicable Canadian Securities Regulatory Authorities to permit (i) the issuance and first resale of the Exchangeable Shares and Parent Common Shares issued pursuant to the Arrangement, and (ii) the issuance and first resale of the Parent Common Shares to be issued from time to time upon exchange of the Exchangeable Shares without further qualification with or approval of or the filing of any document including any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities laws or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent or Exchangeco for purposes of Securities Laws and other customary qualifications for such orders).

          (b) Each of Parent and Exchangeco shall use its reasonable best efforts to obtain the approval of the TSX for the listing of the Exchangeable Shares, if such listing is permitted under the rules of the TSX, such listings to be effective prior to or as of the Effective Time.

          (c) Parent shall use its reasonable best efforts to file with Nasdaq, if required, at or prior to the Effective Time, a Notification Form: Listing of Additional Shares for the listing of the Parent Common Shares to be issued in connection with the transactions contemplated by this Agreement, such listing to be effective prior to or as of the Effective Time.

          (d) As promptly as practicable after the date hereof, Parent shall file a registration statement on Form S-3 (or other applicable form) (the "Form S-3") in order to register under the 1933 Act the Parent Common Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares and shall use its reasonable best efforts to cause the Form S-3 to become effective and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding; provided, however, that if the Parent shall receive a no-action letter from the SEC concluding that such a registration statement is not necessary for the issuance of such Parent Common Shares, then Parent's obligations under this subsection
(d) shall terminate.

     2.6 Preparation of Filings, etc.
         ----------------------------

          (a) Company shall use its reasonable best efforts to have the Company Circular cleared, if applicable, by any applicable Canadian Securities Regulatory Authority (including by way of exemption) and any other applicable Government Entity. Each of Parent and Company shall, as promptly as practicable after receipt thereof, provide the other parties copies of any written comments and advise the other party of any oral comments with respect to the Company Circular or the Form S-3, as the case may be, received from the SEC, the Canadian Securities Regulatory Authorities or any other Governmental Entity. The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Company Circular and the Form S-3 prior to filing such with the SEC, the Canadian Securities Regulatory Authorities and/or each other applicable Government Entity, and will provide each other with a copy of all such filings made. Each party will advise the other parties, promptly after it receives notice thereof, of the time when the Company Circular has been cleared by any applicable Canadian Securities Regulatory Authority (if applicable), the Form S-3 has become effective, the issuance of any stop order, the suspension of the qualification of any of the Parent Common Shares or the Exchangeable Shares for offering or sale in any jurisdiction, or any request by the SEC, the Canadian Securities Regulatory Authorities or any other Governmental Entity for amendment of the Company Circular or the Form S-3.

          (b) Each of Parent and Company shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in Sections 2.1, 2.2, 2.4 and 2.5 and the foregoing provisions of this
Section 2.6, and each covenants that no information furnished by it (or, to its knowledge, with respect to information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished. Each of Parent and Company shall cooperate in the preparation of the Company Circular and shall cause the same to be distributed to shareholders of Company and/or filed with the relevant securities regulatory authorities and/or stock exchanges, as applicable.

          (c) Parent and Company shall each promptly notify each other if, at any time before the Effective Time, it becomes aware that the Company Circular, an application for an order or any other document described in Section 2.5 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Company Circular or such application or other document. In any such event, each of Parent and Company shall cooperate in the preparation of a supplement or amendment to the Company Circular or such application or other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of Company and/or filed with the relevant securities regulatory authorities and/or stock exchanges, as applicable.

          (d) Company shall use its reasonable best efforts to ensure that the Company Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Company Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by a Parent Party or any third party that is not an affiliate of Company) and Parent shall provide all information regarding it and the Parent Common Shares necessary to do so.

          (e) Parent shall use its reasonable best efforts to ensure that the Form S-3 complies with all applicable Laws and, without limiting the generality of the foregoing, that the Form S-3 does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Company or any third party that is not an affiliate of Parent), and Company shall provide all information regarding it necessary to do so.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to the Parent Parties, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof (the "Company Schedule") (it being acknowledged that disclosure with respect to any one Section of this Article III shall be deemed disclosure with respect to any other Section of this Article III if the applicability of such disclosure to the subject matter of such Section is clear on its face without reference to an independent document), as follows:

     3.1 Organization and Qualification; Subsidiaries.
         --------------------------------------------

          (a)  Each  of  Company  and its  Subsidiaries  is a  corporation  duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company. Each of Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company.

          (b) Company has no Subsidiaries except as identified in Section 3.1(b) of the Company Schedule. The name and jurisdiction of incorporation or organization for each Subsidiary of Company is set forth on Section 3.1(b) of the Company Schedule.

          (c) Neither Company nor any of its Subsidiaries has agreed nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract or other arrangement (a "Contract") under which it may become obligated to acquire any equity interest or investment in, or make any capital contribution to, any Person (other than a wholly-owned Subsidiary of Company or a Subsidiary where solely the Company and nominee equityholders own shares of such Subsidiary as required by applicable Laws). Neither Company nor any of its Subsidiaries directly or indirectly owns any interest or investment (whether equity or debt), or has any rights to acquire any interest or investment in, any Person (other than a Subsidiary of Company).

          (d) Each of Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business as a foreign corporation, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not be reasonably expected to have a Material Adverse Effect on Company.

     3.2 Articles of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of (i) its Articles of Incorporation and Bylaws or other organizational documents as amended to date (together, the "Company Charter Documents") and (ii) the equivalent organizational documents of each of the Company's Subsidiaries as amended to date. Such Company Charter Documents and equivalent organizational documents of each of its Subsidiaries are in full force and effect. Company is not in violation of any of the provisions of the Company Charter Documents, and no Subsidiary of Company is in violation of its equivalent organizational documents.

     3.3 Capitalization.
         --------------

          (a) The authorized capital stock of Company consists of an unlimited number of Company Common Shares. At the close of business on April 8, 2004, (i) 8,226,279 Company Common Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) options to purchase 1,175,087 Company Common Shares ("Company Stock Options") were issued and outstanding under Company's (A) 2000 Stock Option Plan, (B) 1999 Stock Option Plan, (C) 1998 Stock Option Plan, (D) 1997 Stock Option Plan, (E) 1996 Stock Option Plan, (F) 1995 Stock Option Plan and (G) 1998 Stock Option Plan for Connectria Corporation (formerly Catalyst Solutions Group, Inc.) (such stock option plans collectively, the "Company Stock Option Plans"); (iii) rights to purchase 12,168 Company Common Shares were issued and outstanding under the Company's 2002 Stock Purchase Plan; and (iv) an indeterminate number of Company Common Shares were reserved for issuance upon the exercise of the rights distributed to the holders of Company Common Shares pursuant to the Shareholder Rights Plan Agreement, dated as of December 17, 2003 (the "Rights Agreement"), between Company and Montreal Trust Company of Canada, as the Rights Agent thereunder. Section 3.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option outstanding as of April 9, 2004: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of Company Common Shares subject to such Company

Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; (vi) the applicable vesting schedule; (vii) the date on which such Company Stock Option expires; (viii) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement (assuming the other relevant conditions to such acceleration have been satisfied) and indicates the extent of acceleration; and (ix) whether such Company Stock Option will be terminated upon the consummation of the Arrangement and the transactions contemplated thereby in accordance with Section 2.2(2) of the Plan of Arrangement. There are no outstanding promissory notes executed in favor of Company or any of its Subsidiaries in connection with the exercise of any Company Stock Options or the purchase of any other equity interest in Company. Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which Company has granted such Company Stock Options and the form of all stock option agreements evidencing such Company Stock Options. All Company Common Shares subject to issuance as aforesaid in accordance with the applicable stock option plan, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. All outstanding Company Common Shares, all outstanding Company Stock Options, and all outstanding shares of capital stock of each Subsidiary of Company have been issued and granted in compliance with all applicable Securities Laws and other applicable Laws.

          (b) All of the outstanding shares of capital stock or other ownership interests of Company's Subsidiaries which are held directly or indirectly by Company are validly issued, fully paid and non-assessable. Except for securities that Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, Claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security or interest, any restriction on the transfer of any security or interest, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any security or interest) directly or indirectly through one or more Subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(a) hereof, there are no subscriptions, options, warrants, equity securities, partnership interests, conversion privileges or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its Subsidiaries is a party or by which it is bound obligating Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its Subsidiaries or obligating Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no outstanding bonds, debentures, or other evidences of indebtedness of Company or any Subsidiary thereof having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Company Common Shares on any matter. As of the date of this Agreement, except as contemplated by this Agreement, the Rights Agreement and the Voting Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Company or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

     3.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, or to consummate the transactions so contemplated; other than with respect to the completion of the Arrangement, the approval of the holders of Company Common Shares and Company Stock Options as described in Article II. This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Exchangeco, constitutes legal and binding obligations of Company, enforceable against Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

     3.5 No Conflict; Required Filings and Consents.
         ------------------------------------------

          (a) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company shall not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of Company's Subsidiaries, (ii) subject to obtaining the approval of holders of Company Common Shares and Company Stock Options as described in
Article II and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) or (iii), to the extent such conflict, violation, breach, default, impairment or other effect would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Company, (iv) result in any payment becoming due to any director or officer of Company or any of its Subsidiaries or increase in any benefits otherwise payable under any Plan or (v) result in any material payment becoming due to any other employee of Company or any of its Subsidiaries or increase in any material benefits otherwise payable under any Plan.

          (b) The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, tribunal, bureau, board, commission, public authority, governmental or regulatory authority, agency, ministry, crown corporation or other law, rule- or regulation-making entity, domestic or foreign, or any quasi-governmental body, self-regulatory organization or stock exchange, including without limitation, Nasdaq or the TSX (any of which, a "Governmental Entity") to be made or obtained by Company, except for pursuant to applicable requirements, if any, of the Securities Laws, U.S. state securities laws and of foreign Governmental Entities, the rules and regulations of Nasdaq or the TSX, any approvals required by the Interim Order, the Final Order, filings with the Director under the CBCA, and the Regulatory Approvals relating to Company.

     3.6 Compliance; Permits. Neither Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law, order, judgment or decree applicable to Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or its or any of their respective properties is bound or affected; except in each case, for any conflicts, defaults or violations that (individually or in the aggregate) would not be reasonably expected to have a Material Adverse Effect on Company. To the knowledge of Company, no investigation or review by any Governmental Entity is pending or threatened against Company or its Subsidiaries.

     3.8 Reports; Financial Statements.
         -----------------------------

          (a) Company has furnished or made available to Parent true and complete copies of all forms, reports, schedules, prospectuses, circulars, statements and other documents (together with any amendments thereto) filed by it with any of the Canadian Securities Regulatory Authorities, the SEC, the TSX and Nasdaq since December 31, 1999 and any correspondence related thereto and, prior to the Effective Time, Company will have furnished or made available to Parent true and complete copies of any additional documents (or any amendments thereto) filed with any of the Canadian Securities Regulatory Authorities, the SEC, the TSX and Nasdaq by Company prior to the Effective Time and any correspondence related thereto (such forms, reports, schedules, prospectuses, circulars, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Company Documents"). Company Documents, at the time filed (and if amended or superseded by a filing prior to the date of this Agreement then, on the date of such filing), (i) did not contain any misrepresentation (as defined in the Securities Act (British Columbia) or other Securities Laws), did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of applicable Securities Laws. Company has not filed any confidential material change report with the Canadian Securities Regulatory Authorities, the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which as of the date hereof remains confidential. None of Company's Subsidiaries is required to file any reports or other documents with any of the Canadian Securities Regulatory Authorities, the SEC, the TSX or Nasdaq.

          (b) The annual audited consolidated financial statements and the quarterly unaudited consolidated financial statements of Company, including the notes thereto, included in Company Documents (the "Company Financial Statements") complied as to form in all material respects with applicable accounting requirements in Canada and the U.S. and with the published rules and regulations of applicable Governmental Entities, the Canadian Securities Regulatory Authorities, the SEC, the TSX and Nasdaq with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles of Canada applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto) ("Canadian GAAP") and in accordance with generally accepted accounting principles of the U.S. applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto) ("US GAAP"). The Company Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Company and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Company and its Subsidiaries on a consolidated basis. There has been no change in Company's accounting policies, except as described in the notes to Company Financial Statements.

          (c) The books and records of Company and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Company and its Subsidiaries and (iii) accurately and fairly reflect the basis for the Company Financial Statements. Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of consolidated financial statements in conformity with Canadian GAAP and US GAAP and (B) to maintain accountability of the assets of Company and its Subsidiaries.

          (d) Each Company Document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Company's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

          (e) To the knowledge of Company, no employee of Company or any Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Laws or is or has been the subject of any investigation, litigation, suit or proceeding with respect to any criminal or civil matter. Neither Company nor any Subsidiary nor, to the knowledge of Company, any officer, employee, contractor, subcontractor or agent of Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Company or any Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

          (f) Company does not hold assets located in the United States (other than investment assets, voting or nonvoting securities of another person, and assets included pursuant to Section 801.40(d)(2) of the HSR Act) having a total value of over $50,000,000, and Company has not made aggregate sales in or into the United States of over $50,000,000 in its most recent fiscal year, all within the meaning of the HSR Act.

          (g) In accordance with Part IX of the Competition Act and with the Notifiable Transactions Regulations thereunder, Company does not carry on an operating business where (i) the aggregate value of the assets in Canada, determined as of such time and in such manner as may be prescribed, that are owned by Company or corporations controlled by Company, other than assets that are shares of any of those corporations, would exceed fifty million Canadian dollars (Cdn.$50,000,000), or (ii) the gross revenues from sales in or from Canada determined for such annual period and in such manner as may be prescribed, generated from the assets referred to in subparagraph (i) would exceed fifty million Canadian dollars (Cdn.$50,000,000). Company does not provide any of the services and does not engage in any of the activities of a business described in such section 14.1(5) of the ICA.

     3.9 No Undisclosed Liabilities. Neither Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Company and its Subsidiaries taken as a whole, except (i) liabilities set forth in Company's balance sheet as of December 31, 2003, (or the notes thereto), (ii) liabilities disclosed in any Company Document filed after December 31, 2003, and prior to the date of this Agreement, or (iii) liabilities incurred since December 31, 2003, in the ordinary course of business that would not have, individually or in the aggregate, a Material Adverse Effect on Company.

     3.10 Absence of Certain Changes or Events. Since December 31, 2003, there has not been (i) any event or circumstance which would be reasonably expected to have a Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of any Subsidiaries'
capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or any Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any Subsidiaries' capital stock, (iv) except for any grant or payment made with respect to non-executive employees of Company or any Subsidiary with a base annual compensation of less than $68,000 in the ordinary course of business, consistent with past practice, based on a normal compensation cycle, any granting by Company or any of its Subsidiaries of any increase in compensation or fringe benefits, or any payment by Company or any of its Subsidiaries of any bonus, or any granting by Company or any of its Subsidiaries of any increase in severance or termination pay, or any entry by Company or any of its Subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) material change by Company in its accounting methods, principles or practices, or (vi) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any material sale of assets of Company other than in the ordinary course of business.

     3.11 Absence of Litigation. (a) There is no claim, action, proceeding, litigation, investigation or inquiry that has been commenced or, to the knowledge of Company, threatened against Company or any Subsidiary before any
Governmental Entity which, if determined adversely to Company or such Subsidiary, would, individually or in the aggregate, be reasonably expected to have either a Material Adverse Effect on Company or to prevent or materially delay consummation of the Arrangement; (b) neither Company nor any Subsidiary, nor any of their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict or requires or may require, an expenditure of a material amount of money as a condition to or a necessity for the right or ability of Company or a Subsidiary, as the case may be, to conduct its business in a manner in which it currently carries on such business that would be reasonably expected to (i) have, individually or in the aggregate, a Material Adverse Effect on Company or (ii) prevent or materially delay consummation of the Arrangement; and (c) neither Company nor any Subsidiary is subject to any pending or, to the knowledge of Company, threatened warranty, negligence, performance or other Claims or disputes or potential Claims or disputes in respect of products or services currently being delivered or previously delivered that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

     3.12 Employee Benefit Plans.
          ----------------------

          (a) Schedule 3.11/3.12 to this Agreement, a schedule which is separate from and not part of the Company Schedule (the "Benefits Schedule") identifies each material Employee Plan.

          (b) Except as set specifically forth in Section 3.11 of the Company Schedule,

               (i) Company has provided to Parent copies of the material Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the annual reports for the past year (Form 5500 including, if applicable, Schedule B thereto) and, if applicable, the most recent actuarial valuation report prepared in connection with any such Employee Plan. The Company has also provided to Parent copies of all material financial statements and accounting statements and reports, and investment reports for the past year, all material communications to Employees (taken as a group) relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company, and for the most recent plan years, if applicable, discrimination tests for each material Employee Plan.

               (ii) Neither Company, its Subsidiaries nor any ERISA Affiliate of Company or its Subsidiaries has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Section 4069 or 4212(c) of ERISA. Neither the Company or any ERISA Affiliate of Company currently maintains, sponsors, participates in or contributes to, or has in the past 6 years, maintained, sponsored, participated in or contributed to, a Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code. There are no going concern unfunded actuarial liabilities, past service unfunded liabilities or solvency deficiencies respecting any of the Employee Plans.

               (iii) Each Employee  Plan that is intended to be qualified  under
Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and Company or its Subsidiaries is not aware of any reason why such determination letter should be revoked or not be issued. Company has provided to Parent the most recent Internal Revenue Service determination letter issued with respect to each such Employee Plan. Each Employee Plan has been maintained in compliance with its terms and in compliance with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan, except that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Employee Plan have been paid or remitted in accordance with its terms and all Laws, and no taxes, penalties or fees are owing under any Employee Plan. With respect to each Employee Plan subject to ERISA that is either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Company has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Company is threatened, against or with respect to any such Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Except as disclosed in the Company Schedule, each material Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, and such actions will not, either alone or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent, Company or any Subsidiary.

               (iv) Since December 31, 2002, there have been no material increases or changes to, the benefits provided under any Employee Plan. Company does not have any plan or commitment (including any verbal indication or commitment made to any one or more employees of Company or any of its Subsidiaries or to the employees of Company or any of its Subsidiaries in general) to establish any new Employee Plan, to modify any Employee Plan (except to the extent required by the terms of any existing Employee Plan or by Law or to conform any such Employee Plan to the requirements of any Laws, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Employee Plan.

               (v) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise, whether due upon voluntary or involuntary termination or otherwise) becoming due to any employee, independent contractor or director of Company or any Subsidiary under any Employee Plan or otherwise, (ii) materially increase any benefits or material obligation pursuant to any Employee Plan,
(iii) trigger funding obligations under any Employee Plan, or (iv) result in the acceleration of the time of payment or vesting of any benefits for any employee, independent contractor or director of the Company or any Subsidiary. There is no agreement, plan, arrangement or other contract covering any current or former employee, independent contractor or director of the Company or any of its Subsidiaries that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or would be reasonably expected to, give rise directly or indirectly to the payment of any amount that would be characterized as an "excess parachute payment" within the meaning of Sections 280G(b)(1), 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code. The Company Schedule attached hereto sets forth all Employment Contracts, severance agreements, gross-ups and option agreements, if any, for the 14 most highly compensated officers of Company (in terms of base compensation), true and correct copies of which have been provided to Parent. Neither the voluntary nor involuntary termination of any officer or employee of Company or any of its Subsidiaries following the Effective Time will result in any payment becoming due to any such employee or officer of Company or any such Subsidiary.

               (vi) There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of Company, threatened against or involving any Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official (other than routine Claims for benefits).

               (vii) Neither Company nor any of its Subsidiaries has any material current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of Company or its Subsidiaries, except as required to avoid excise tax under Section 4980B of the Code. With respect to each Employee Plan, Company and each of its Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the
Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any similar applicable state law, (ii) the applicable requirements of the Health Insurance Portability Amendments Act ("HIPAA") and the regulations thereunder and (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar applicable state law, except to the extent that such failure to comply would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

               (viii) At no time during the past six years has Company or its Subsidiaries or any ERISA Affiliate of Company or its Subsidiaries contributed to or been requested to contribute to any multiemployer plan, as defined in
Section 3(37) of ERISA or any plan described in Section 413(c) of the Code.

               (ix) Each International Plan of Company or its Subsidiaries has been maintained in material compliance with its terms and conditions and in material compliance with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Plan, except that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. There has been no amendment to, written interpretation of or announcement (whether or not written) by Company or any of its Subsidiaries relating to, or change in employee participation or coverage under any International Plan that would increase materially the expense of maintaining such International Plan above the level of expense incurred in respect thereof for the end of the prior fiscal year.

     3.13 Labor Matters.
          -------------

          (a) There are no actions, suits, Claims, proceedings, labor disputes or grievances pending, or, to the knowledge of Company, threatened relating to any labor, health and safety, workers' compensation or discrimination matters involving any Employee, including without limitation, charges of unfair labor practices or discrimination complaints. Neither Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or any foreign equivalent. Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act (the "WARN Act"), and no fact or event exists that could give rise to liability under the WARN Act.

          (b) No Trade Union, association of employees, certified association, council of trade unions, employee bargaining agency or affiliated bargaining agent, holds bargaining rights with respect to any employees of Company or its Subsidiaries by way of certification, interim certification, voluntary recognition, designation or successor rights.

          (c) Each of Company and its Subsidiaries is in compliance in all material respects with all applicable foreign, federal, state and local Laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, and has withheld, reported and remitted all amounts required by law or by agreement to be withheld, reported and remitted with respect to wages, salaries and other payments to Employees.

          (d) The Benefits Schedule sets forth a complete list of the Collective Agreements and listed certifications or pending certifications with respect to Collective Agreements either directly or by operation of Law, with any Trade Union or association which may qualify as a Trade Union. Current and complete copies of all Collective Agreements have been made available to the Parent. There are no outstanding or, to the knowledge of the Company, threatened proceedings which could result in certification of a Trade Union as bargaining agent for any Employees of the Company or any of the Subsidiaries, not already covered by the Collective Agreements. To the knowledge of Company, there are no threatened or apparent union organizing activities involving Employees of the Company or any of the Subsidiaries not already covered by the Collective Agreements. Neither the Company nor any of the Subsidiaries is in material violation of any provision under any Collective Agreement. There is no strike or lock out occurring or, to the knowledge of the Company, threatened strike, lockout, or other work stoppage or slowdown, or other labor dispute affecting the Company or any of the Subsidiaries.

     3.14 Restrictions on Business Activities.
          -----------------------------------

     There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its Subsidiaries or to which Company or any of its Subsidiaries is a party which has or would be reasonably expected to have the effect of (a) prohibiting or impairing any business practice of Company or any of its Subsidiaries, (b) prohibiting or impairing any acquisition of property by Company or any of its Subsidiaries, (c) prohibiting or impairing the conduct of business by Company or any of its Subsidiaries as currently conducted or as currently planned to be conducted or (d) requiring Company or any of its Subsidiaries to conduct any portion of its business (including, but not limited to, the location of facilities, hiring of employees or the purchase, sale or distribution of their products) in a specified geographical location.

     3.15 Title to Property. Neither Company nor any of its Subsidiaries own or have title to any real property. Section 3.14 of the Company Schedule sets forth all leases, subleases or other occupancy agreements (the "Leases") for the real property leased or otherwise occupied by the Company and its Subsidiaries ("Leased Real Property"). The Leases afford Company and/or its Subsidiaries, as the case may be, peaceful and undisturbed possession of the Leased Real Property, except as would not be reasonably expected to have a Material Adverse Effect on Company. All Leases for the Leased Real Property are, to the knowledge of Company, in good standing, valid and effective in accordance with their respective terms. Except for breaches, violations or defaults which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries, nor to Company's knowledge any other party to any such lease or other occupancy agreement, is in breach, violation or default under, and neither Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any such lease or other occupancy agreement to which Company or any of its Subsidiaries is a party or by which it is bound in such a manner as would permit any other party to cancel or terminate any such lease or other occupancy agreement, or would permit any other party to seek damages or other remedies.

     3.16 Taxes.
          -----

          (a) Definition of Taxes. "Tax" and "Taxes" means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits), capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, Canada Pension Plan premiums, excise taxes, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services taxes, customs duties or other governmental charges, duties or imposts of any kind whatsoever, together with (i) any interest, penalties, additions to tax or additional amounts with respect to the foregoing that are imposed on such Person or for which such Person is responsible and (ii) any liability of such Person arising under provisions of applicable Laws, or under indemnification, tax sharing or other agreements or arrangements, for any taxes, interest, penalties, additions to tax or additional amounts with respect to any other Person (including any predecessor or transferor entity). "Tax Returns" means all returns, declarations, reports, information returns and statements (including estimated returns and statements) pertaining to any Taxes.

          (b) Tax Returns and Audits.
              ----------------------

               (i) All material Tax Returns required to be filed by or on behalf of Company or any of its Subsidiaries were filed with the applicable Governmental Entity when due (including any applicable extension periods) in accordance with all applicable Laws and were correct and complete in all material respects.

               (ii) Company and each of its Subsidiaries have timely paid, or withheld and remitted to the appropriate taxing authority, all material Taxes due and payable, or required to be withheld, by any of them under any applicable Law.

               (iii) The charges, accruals and reserves for material amounts of Taxes with respect to Company and its Subsidiaries reflected on the Company Financial Statements of Company and its Subsidiaries (whether or not due and whether or not shown on any Return but excluding any provision for deferred income Taxes) are adequate to cover such Taxes, other than any liability for unpaid Taxes that may have accrued since the date of such Company Financial Statements in connection with the operation of its business in the ordinary course.

               (iv) There is no material claim (including under any indemnification or Tax-sharing agreement), audit, action, suit, proceeding, investigation, inquiry or request for information or cooperation by any Governmental Entity or party to a Tax-sharing agreement now pending or threatened against or in respect of any Tax or "tax asset" of Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has executed any unexpired waiver of any statute of limitations on or extension of any period for the assessment of collection of any Tax. For purposes of this Section 3.15, the term "tax asset" shall include any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes.

               (v) There are no liens for Taxes upon the assets of Company or its Subsidiaries except for liens for current Taxes not yet due.

               (vi) To the knowledge of Company, neither Company nor any of its Subsidiaries is party to or has any obligation under any tax sharing, tax indemnity or tax allocation agreement or arrangement that could result in any material Tax liability for Company or any of its Subsidiaries.

               (vii) To the knowledge of Company, the consummation of the transactions contemplated hereby will not in and of themselves (i) cause any Tax to become payable by the Company or any of its Subsidiaries or (ii) have any adverse effect on the continued validity and effectiveness of any material Tax exemption, Tax holiday or other Tax reduction agreement or order applying to the Company or any of its Subsidiaries.

               (viii) Parent has been furnished by Company with true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of the Company or any of its Subsidiaries relating to material amounts of Taxes for the periods commencing on or after January 1, 1998 or any prior periods for which the applicable statutes of limitations for imposition of Taxes may be open as a result of Company or a Subsidiary having entered into an agreement to extent the statute of limitations, (ii) all material income tax Returns of Company and its Subsidiaries for all Tax periods commencing on or after January 1, 1998, and
(iii) any correspondence to or from any Governmental Entity with respect to all material amounts of Taxes for periods commencing on or after January 1, 1998 or any prior periods for which the applicable statutes of limitations for imposition of Taxes may be open as a result of Company or a Subsidiary having entered into an agreement to extend the statute of limitations. The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a material nondeductible expense pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

     3.17 Environmental Matters.
          ---------------------

          (a) Except as would not be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect on Company:

               (i) No Hazardous Substance has been discharged, disposed of, dumped, pumped, deposited, spilled, leaked, emitted or released (or otherwise exists in the soil or groundwater) at, on, under or from any property now or previously owned, leased or operated by Company or any of its Subsidiaries ("Company Property") in such manner or quantity that exceeds remediation criteria or standards under Environmental Law or otherwise as would require remediation (either by the Company or its Subsidiaries, or for which Company or Subsidiaries would otherwise be liable) under Environmental Laws. With respect to Company Properties located in Canada, there are no liabilities for Claims or for clean-up or related control obligations of the

Company or any of its Subsidiaries arising out of the presence of any Hazardous Substance in excess of the criteria specified in the Contaminated Sites Regulations (British Columbia) promulgated under the Waste Management Act
(British Columbia). There are no liabilities of Company or any of its Subsidiaries (A) arising out of any Environmental Law or any agreement with a third party and (B) relating to the presence of Hazardous Substances at, on, under or about any property other than a Company Property. For the purposes of this Agreement, "Environmental Laws" shall mean all applicable and enforceable international, provincial, federal, state and local laws, legislation, statutes, regulations, orders, directives, treaties, codes, rules, guidelines and ordinances binding on Company or any of its Subsidiaries and relating to the environment or exposure to Hazardous Substances, including the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the U.S. Resource Conservation and Recovery Act of 1976, the U.S. Federal Water Pollution Control Act, the U.S. Clean Air Act, the U.S. Hazardous Materials Transportation Act, the Occupational Safety and Health Act (to the extent relating to exposure to Hazardous Substances), and similar applicable foreign environmental laws.

               (ii) The operations of Company and each of its Subsidiaries are in compliance with the terms of applicable Environmental Laws.

               (iii) Company and its Subsidiaries currently hold all environmental approvals, certificates, authorizations, agreements, permits, licenses, certificates, clearances and consents (the "Company Environmental Permits") necessary for the conduct of Company's and its Subsidiaries' business and all such Company Environmental Permits are valid and in full force and effect and Company and its Subsidiaries have complied, in all material respects, with all terms and conditions of such Company Environmental Permits.

               (iv) No order, investigation, evaluation, Claim, notice of violation, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity or third party against Company or any of its Subsidiaries in a writing delivered to Company or any of its Subsidiaries concerning any Company Environmental Permit or alleged violation by Company or any of its Subsidiaries of any Environmental Law.

               (v) No individual has been exposed to any Hazardous Substance existing at or originating from any Company Property in a manner that would be reasonably likely to result in liability to the Company or any of its Subsidiaries.

          (b) All material environmental studies, internal reports created for senior management or Company's board of directors or any committee thereof, assessments, audits and other environmental analyses that relate to the current or prior business of Company or any of its Subsidiaries (in each case in the possession or control of the Company or any of its Subsidiaries) have been delivered or made available to the Parent or its authorized representatives.

     3.18 Intellectual Property.
          ---------------------

          (a) Section 3.17(a) of the Company Schedule accurately identifies all Company Registered Intellectual Property and all unregistered trademarks currently used by Company or any Subsidiary, indicating for each item thereof the beneficial owner thereof and, if different, the record owner thereof, the applicable registration, issuance or other identifying number and the date of registration, issuance or filing, as applicable. In the case of any Company Registered Intellectual Property in which a person other than the Company or any Subsidiary holds any ownership interest or right, including but not limited to a right to exploit any Company Registered Intellectual Property that is in the form of a copyright registration, Section 3.17(a) of the Company Schedule identifies such person and accurately describes the extent of such interest.

          (b) Section 3.17(b) of the Company Schedule accurately (i) identifies all Company Licensed Intellectual Property (A) that is incorporated in products of the Company or any Subsidiary provided to customers or provided to customers in connection with products or services of the Company or any Subsidiary; (B) is "resold" or sublicensed to customers by the Company or any Subsidiary; (C) that is used by Company or any Subsidiary as a development tool, excluding Shrinkwrap Software, or (D) is material to the business of Company or any Subsidiary and is not covered under (A), (B) or (C); and (ii) identifies the license or other agreement or understanding pursuant to which such Company Licensed Intellectual Property is being licensed to or used by Company or any Subsidiary (each, a "License-In Agreement"). The rights licensed under each License-In Agreement shall be exercisable by Company, Parent or any subsidiary of Parent on and after the consummation of the Amalgamation to the same extent and at the same cost as Company or such Subsidiary, as applicable, prior to the consummation of the Amalgamation and no party granting such rights has given formal written notice to Company or, to Company's knowledge, threatened, that it intends to terminate such License-In Agreement prior to the expiration thereof in accordance with its terms or not extend or renew or allow Company or any Subsidiary to extend or renew such License-In Agreement.

          (c) Except for the agreements set forth in Section 3.17(c)(i) of the Company Schedule, which subject the Company Intellectual Property to security interests obtained in the ordinary course of business, (i) Company or one of its Subsidiaries is the exclusive owner of the entire right, title and interest in and to each item of the Company Owned Intellectual Property, including without limitation all Company Registered Intellectual Property identified in Section 3.17(a) of the Company Schedule, free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other Claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer, (ii) each item of Company Registered Intellectual Property is subsisting, valid, enforceable or pending, and has not been adjudged invalid or unenforceable in whole or in part,
(iii) to Company's knowledge, (A) Company has the right to enforce the Company Owned Intellectual Property against third parties to the extent enforcement is available under law, and (B) to the knowledge of the Company, each item of the Company Licensed Intellectual Property that is in the form of Registered Intellectual Property is subsisting, valid, enforceable or pending, and has not been adjudged invalid or unenforceable in whole or in part. Except for applications listed as "abandoned" in Section 3.17(a) of the Company Schedule, neither Company nor any of its Subsidiaries has done, or failed to do, any act or thing which may, after the

Effective Time, prejudice the validity or enforceability of any Company Owned Intellectual Property. Except as set forth in Subsection 3.17(c)(iii) of the Company Schedule, to the knowledge of Company, no actions have been threatened against Company or any of its Subsidiaries seeking to restrict Company's or any such Subsidiary's use of the Company Intellectual Property or impair the validity or enforceability of the Company Intellectual Property. Except as set forth in Subsection 3.17(c)(iii) of the Company Schedule, no Company Owned Intellectual Property, and to the knowledge of Company, no Company Licensed
Intellectual Property, is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property. Neither Company nor any of its Subsidiaries is obligated to make any payment to any person in connection with the manufacture, use, sale, importation, distribution, display, modification or other exploitation of any Company Owned Intellectual Property or any of the products or services of Company or any such Subsidiary. Company or one of its Subsidiaries, as applicable, is free to make, use, modify, copy, distribute, sell, license, import, export and otherwise exploit all Company Owned Intellectual Property on an exclusive basis subject to any nonexclusive (w) end-user licenses granted to customers; (x) distribution rights granted to resellers or distributors in the ordinary course of business; (y) nondisclosure or confidentiality agreements pursuant to which any person has been granted access to Company Owned Intellectual Property but not the right to exploit such Company Owned Intellectual Property; or (z) partner agreements based on Company's standard form of partner agreement. Company or one of its
Subsidiaries,  as  applicable,  is  free  to  use,  manufacture,  sell,  import,
distribute,   display   modify  or  otherwise   exploit  the  Company   Licensed
Intellectual Property, including but not limited to all development tools, library functions, compilers and other third party software that are required to operate or modify the products of Company or any such Subsidiary, in the ordinary course of its business as presently conducted pursuant to and subject only to the terms of the License-In Agreements. No current or former employee, officer, director, shareholder, consultant or independent contractor of Company or any of its Subsidiaries has any valid right, claim or interest in or with respect to any Company Intellectual Property which would impair or which could give rise to the impairment of the use, distribution, license or other exploitation of the Company Intellectual Property by Company or any such Subsidiary.

          (d) Company Owned Intellectual Property set forth in Section 3.17(a) of the Company Schedule and Company Licensed Intellectual Property set forth in
Section 3.17(b) of the Company Schedule includes all of the Intellectual Property used in the conduct of the business of Company and its Subsidiaries as currently conducted and as currently expected by Company to be conducted, including, without limitation, in respect of all products and services of Company and its Subsidiaries.

          (e) Company and each of its Subsidiaries have taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information used in the business of Company and such Subsidiaries and otherwise to maintain and protect the value of all Company Owned Intellectual Property. Neither Company nor any of its Subsidiaries has disclosed or delivered or permitted to be disclosed or delivered to any person, and no person (other than employees or consultants of Company and its Subsidiaries which need such information in the course of their employment) has access to or has any rights with respect to, trade secrets and other confidential information used in the business of Company or any such Subsidiary, the source code or any portion or aspect of the source code used in the business of Company or any such Subsidiary, or any proprietary information or algorithm contained in any source code of any software used in the business of Company or any such Subsidiary that comprises Company Owned Intellectual Property, other than instances where such trade secrets, confidential information and source code has been disclosed subject to an agreement with any person pursuant to which such person is required to maintain the confidentiality thereof. Without limiting the generality of the foregoing, except as set forth in Section 3.17(e) of the Company Schedule, Company has, and since its initial incorporation has had, a policy of requiring each employee of Company or any such Subsidiary, and each independent contractor, who is involved in, or who contributes to, the creation or development of any of the products of Company or any such Subsidiary or Intellectual Property to execute and deliver an agreement, substantially similar to the forms of agreement delivered by Company to Parent, assigning to Company full right, title and interest in and to what they create or develop in the scope of their employment or assignment, as applicable. Company complies, and during the time period referenced above has complied, with such policy. No event has occurred, and no circumstance or condition exists, that with or without notice or lapse of time will, or would be reasonably expected to, result in the disclosure or delivery to any person of source code, or any portion or aspect of source code, currently maintained in escrow.

          (f) (i) The use of the Company Owned Intellectual Property and the operation of the business of Company and its Subsidiaries as currently conducted and as currently anticipated to be conducted, does not infringe, misappropriate, violate, dilute or constitute the unauthorized use of any Intellectual Property of any third party and, except as set forth in Section 3.17(f) of the Company Schedule, neither Company nor any such Subsidiary has received any notice or claim either oral or written asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred. No Action is pending or, to Company's knowledge, threatened, nor is there any pending claim or demand, which challenges the ownership, legality, validity, enforceability, use, exploitation or modification by Company or any of its Subsidiaries of such Company Owned Intellectual Property. No Company Owned Intellectual Property and to the knowledge of Company, no Company Licensed Intellectual Property, is subject to any outstanding order, judgment, decree, or stipulation restricting the use thereof by Company or any of its Subsidiaries or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by Company or such Subsidiary to any person.

               (ii) To Company's knowledge, the use of the Company Licensed Intellectual Property does not infringe, misappropriate, violate, dilute or constitute the unauthorized use of any Intellectual Property of any third party.

               (iii) Company has the right to grant the licenses it grants in the course of its business.

               (iv) Company has the right to conduct its business as it is currently conducted.

          (g) No trademark included in the Company Registered Intellectual Property is now involved in any opposition or cancellation proceeding and no trademark that is currently used by Company has been involved in any opposition or cancellation proceeding. No patent or patent application included in the Company Registered Intellectual Property is now involved in any interference, reissue or reexamination proceeding.

          (h) To the knowledge of Company, no person is infringing or misappropriating any Company Owned Intellectual Property in any respect or making any unlawful use of any products of the Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries has initiated and is maintaining before a court or in an arbitration proceeding Claims against other persons for infringement by such persons of Company Owned Intellectual Property (including Claims for past infringement of Intellectual Property). Except as listed in Section 3.17(h) of the Company Schedule, neither Company nor any of its Subsidiaries has, during the twelve (12) month period prior to the date hereof, threatened in a writing sent by Company's legal department or outside counsel to initiate such proceeding.

          (i) No Company Owned Intellectual Property and, to Company's knowledge, no Company Licensed Intellectual Property, incorporated into or used in conjunction with any product, system, program or software module that is or was used in (or that relates to) the assets of Company or any of its Subsidiaries, including but not limited to the products of Company and any such Subsidiary, contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data or otherwise adversely impact the operation of the Company Owned Intellectual Property or Company Licensed Intellectual Property or other software programs or operating systems without the consent of the user. Company has obtained all approvals necessary for exporting the products of Company and its Subsidiaries outside the United States and importing Company's products into any country in which Company's products are now sold or licensed for use, and all such export and import approvals in the United States and throughout the world are valid, current, outstanding and in full force and effect.

          (j) None of the products of Company or any of its Subsidiaries is, in whole or in part, subject to the provisions of any open source or other source code license agreement that (i) requires the distribution of source code in connection with the distribution of the licensed software in object code form other than a source code escrow agreement entered into in the ordinary course of business; (ii) prohibits or limits Company or any such Subsidiary from charging a fee or receiving consideration in connection with sublicensing or distributing such licensed software (whether in source code or object code form); or (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer the software by its terms and not by operation of law.

          (k) The consummation of the Arrangement will not result in Parent being bound by any non-compete or other restrictions on the operations of any business of Parent or the granting by Parent of any rights or licenses to any Company Intellectual Property to a third party (including, without limitation, a covenant not to sue).

          (l) Except as listed in Subsection 3.17(l) of the Company Schedule, each of Company and its Subsidiaries has a policy requiring each employee and independent contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and each such employee and independent contractor, whether currently or formerly employed by Company or any such Subsidiary, has signed a proprietary information/confidentiality agreement.

     3.19 Agreements,  Contracts and Commitments. Except as set forth in Section
3.18 of the Company Schedule, neither Company nor any of its Subsidiaries is a party to or is bound by:

          (a) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (b) any agreement, contract or commitment (i) containing noncompetition restrictions or any other covenant limiting in any respect the right of Company or any of its Subsidiaries or, upon consummation of the Arrangement, Parent and its Subsidiaries, to engage in any line of business or to compete with any Person, including any geographic limitations, (ii) granting any exclusive distribution rights, (iii) with any of the Company's twenty (20) largest customers or any other Person who is not a customer, granting "most favored customer" pricing to any other Person, or (iv) requiring the Company or any of its Subsidiaries to implement any plan or policy with respect to employee hiring practices, affirmative action policies, employee demographics or similar requirements (the "Affirmative Action Plans");

          (c) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its Subsidiaries after the date of this Agreement of a material amount of assets (other than the sale or purchase of goods or services in the ordinary course of business or pursuant to a customer contract) or pursuant to which Company or any of its Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's Subsidiaries, in each case, with a value exceeding $150,000;

          (d) (i) any dealer, distributor, re-seller, partner, value added re-seller, original equipment manufacturer, joint marketing or development agreement currently in force under which Company or any of its Subsidiaries has continuing material obligations to jointly market, re-sell or purchase for re-sale any product, technology or service with a value exceeding $150,000 or
(ii) any material agreement pursuant to which Company or any of its Subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its Subsidiaries, in each case, which may not be canceled without penalty upon notice of ninety (90) days or less;

          (e) any material mortgages, indentures, guarantees, loans or credit agreements, security agreements or other material agreements or instruments relating to the borrowing of money or extension of credit;

          (f) any other agreement, contract or commitment not subject to Sections 3.18(a), (b), (c), (d) or (e) that has an annual commitment of $150,000 or more by Company or its Subsidiaries (other than with respect to the sale or purchase of goods or services in the ordinary course of business).

     Neither Company nor any of its Subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, or has delayed in the performance required under, and neither Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of, any of the agreements, contracts or commitments to which Company or any of its Subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). During the last 24 months, neither Company nor any Subsidiary has received any written notices of termination or written threats of termination from any of the 15 largest suppliers or the 15 largest customers of Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has implemented all Affirmative Action Plans in accordance with the provisions of each agreement, contract or commitment identified on the Company Schedule pursuant to Section 3.18(b)(iv) of this Agreement.

     3.20 Insurance. Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its Subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts which it believes are reasonably appropriate to conduct its business and are in amounts sufficient to meet the requirements under the terms of the Leases and the Company Contracts. To Company's knowledge, there is no material claim by Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     3.21 Product Warranties. There are no written product warranties or guarantees other than those set forth in Company's customer contracts, true, complete and accurate copies of which have been delivered or made available to Parent.

     3.22 Certain Business Practices. None of Company, any Subsidiary or, to Company's knowledge, any directors or officers, agents or employees of Company or any Subsidiary, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

     3.23 Interested Party Transactions. No director, officer or other affiliate of Company has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products in an aggregate amount of more than $60,000 per annum that

Company or any  Subsidiary  furnishes or sells,  or proposes to furnish or sell;
(ii) an economic interest in any person that purchases from or sells or furnishes to, Company or any Subsidiary, any goods or services in an aggregate amount of more than $60,000 per annum; (iii) a beneficial interest in any Company Contract in an aggregate amount of more than $60,000 per annum; or (iv) any material contractual or other arrangement with Company or any Subsidiary; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any person" for purposes of this Section 3.22. Company has not, since July 30, 2002, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form or a personal loan to any director or officer of Company.

     3.24 Board Approval. The board of directors of Company has, as of the date of this Agreement unanimously (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the transactions contemplated by this Agreement are in the best interests of Company and its shareholders and are on terms that are fair to such shareholders, (iii) determined to recommend that the shareholders of Company vote in favor of the Arrangement, (iv) defer the "Separation Time" under the Rights Agreement until after the Effective Date and
(v) suspend or terminate the 2002 Employee Stock Purchase Plan effective as of the date hereof.

     3.25 Vote Required. Subject to any requirement of the Interim Order, the affirmative vote of holders of the outstanding Company Common Shares and holders of Company Stock Options, voting together as a class, as described in Section 2.2(b) is the only vote of the holders of any class or series of Company's capital stock or other securities necessary to approve this Agreement and the transactions contemplated hereby.

     3.26 Company Rights Agreement. Company has (A) taken all necessary action under the Rights Agreement to ensure that the execution and delivery of this Agreement and the Voting Agreement, and (B) taken all necessary action under the Rights Agreement to ensure that the consummation of the transactions contemplated hereby and thereby, do not and will not on or prior to the Effective Date (i) result in the ability of any Person to exercise any "Rights" (as defined in the Rights Agreement) under the Rights Agreement; (ii) enable or require the Rights to separate from the Company Common Shares to which they are attached or to be triggered or become exercisable; or (iii) enable Company to exchange any Rights pursuant to Section 3.2 of the Rights Agreement or otherwise. No "Separation Time" (as such term is defined in the Rights Agreement) has occurred or will occur on or prior to the Effective Date as a result of the execution or delivery of this Agreement or the Voting Agreement. True, correct and complete copies of the Rights Agreement, and all amendments thereto, have previously been delivered or made available to Parent.

     3.27 Brokers. Except pursuant to engagement letters with each of Bear, Stearns & Co. Inc. and RBC Dominion Securities Inc., a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.28 Opinion of Financial Advisor. The board of directors of Company has received an opinion on the date hereof from each of Company's financial advisors, Bear, Stearns & Co. Inc. and RBC Dominion Securities Inc., that, as of the date hereof, the consideration under the Arrangement is fair, from a financial point of view, to the shareholders of Company. A written copy of such opinion shall be delivered to Parent as soon as practicable following the date hereof.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

     The Parent Parties jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by the Parent Parties to Company dated as of the date hereof (the "Parent Schedule") (it being acknowledged that disclosure with respect to any one Section of this Article IV shall be deemed disclosure with respect to any other Section of this Article IV if the applicability of such disclosure to the subject matter of such Section is clear on its face without reference to an independent document), as follows:

     4.1 Organization and Qualification; Subsidiaries. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent.

     4.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company complete and correct copies of its Certificate of
Incorporation and Bylaws as amended to date (together the "Parent Charter Documents"). Such Parent Charter Documents and equivalent organizational documents of each of its Subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, and no Subsidiary of Parent is in violation of any of its equivalent organizational documents.

     4.3 Capitalization.
         --------------

          (a) The authorized capital stock of Parent consists of (i) 250,000,000 Parent Common Shares, and (ii) 10,000,000 shares of Preferred Stock, par value $0.0001 per share ("Parent Preferred Stock"). At the close of business on April 8, 2004, (i) 53,879,907 Parent Common Shares were issued and outstanding, and
(ii) outstanding options ("Parent Options") to
purchase 7,384,907 Parent Common Shares were issued and outstanding. As of the date hereof, no shares of Parent Preferred Stock were issued or outstanding. The authorized capital stock of Exchangeco consists of an unlimited number of common shares, one of which, as of the date hereof, is issued and outstanding. All of the outstanding shares of Parent's and Exchangeco's respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to preemptive rights created by any Parent Charter Document. All Parent Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the Parent Common Shares to be issued pursuant to the Arrangement will be, duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or another Subsidiary free and clear of all security interests, liens, Claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

          (b) The Exchangeable Shares to be issued at the Effective Time in connection with the Arrangement will be duly and validly issued by Exchangeco and fully paid and non-assessable.

          (c) The Parent Common Shares to be issued pursuant to the Arrangement or upon the exchange from time to time of the Exchangeable Shares will, in all cases, be duly and validly issued by Parent, fully paid and non-assessable and free of preemptive rights, encumbrances, charges and liens on their respective dates of issue.

     4.4 Authority Relative to this Agreement.
         ------------------------------------

          (a) Each of Parent and Exchangeco has all necessary corporate power and authority to execute and deliver this Agreement, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement to which it is a party and to perform its obligations hereunder and thereunder and, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Exchangeco and the consummation by Parent and Exchangeco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Exchangeco, and no other corporate proceedings on the part of Parent or Exchangeco are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Exchangeco and, assuming the due authorization, execution and delivery by Company, constitutes a legal and binding obligation of Parent and Exchangeco, enforceable against Parent and Exchangeco in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

(b) The  execution and delivery of the  Exchangeable  Share
Support Agreement and the Voting and Exchange Trust Agreement by Parent, Callco and Exchangeco, to the extent it is a party, when executed, and the consummation by Parent, Callco and Exchangeco of the transactions contemplated thereby will have been duly and validly authorized by all necessary corporate action on the part of Parent, Callco and Exchangeco, and no other corporate proceedings on the part of Parent, Callco or Exchangeco will be necessary to authorize the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement or to consummate the transactions contemplated thereby. The Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, when executed and delivered, shall have been duly and validly executed and delivered by Parent, Callco and Exchangeco and, assuming the due authorization, execution and delivery of the counterparties thereto, shall constitute legal and binding obligations of Parent, Callco and Exchangeco, enforceable against Parent, Callco and Exchangeco in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought and (iii) the Currency Act (Canada) precludes a court in Canada from rendering judgment in any currency other than Canadian currency.

     4.5 No Conflict; Required Filings and Consents.
         ------------------------------------------

          (a) The execution and delivery of this Agreement, and when executed and delivered, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement by Parent and Exchangeco do not, and the performance of this Agreement, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement by Parent and Exchangeco shall not, (i) conflict with or violate the Parent Charter Documents or equivalent organizational documents of Parent or any of Parent's Subsidiaries, (ii) subject to compliance with the requirements set forth in Section 4.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such Subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii) or (iii), to the extent such conflict, violation, breach, default, impairment or other effect would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (b) The execution and delivery of this Agreement, and when executed and delivered, the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement by Parent and Exchangeco do not, and the performance of this Agreement, the Exchangeable Share

Support Agreement and the Voting and Exchange Trust Agreement by Parent and Exchangeco shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity to be made or obtained by Parent or Exchangeco, except pursuant to applicable requirements, if any, of the Securities Laws, including without limitation, exemption orders from the Canadian Securities Regulatory Authorities from the registration and prospectus requirements with respect to the Arrangement and the Exchangeable Share structure, and the requirements of the U.S. state securities laws and the pre-merger notification requirements of foreign Governmental Entities, the rules and regulations of Nasdaq, any approvals required by the Interim Order, the Final Order, filings with the Director under the CBCA, and the Regulatory Approvals relating to Parent.

     4.6 Compliance; Permits. Neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of, (i) any Law (including, without limitation, Environmental Laws), order, judgment or decree applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected; except, in each case, for any conflicts, defaults or violations that individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Parent. To the knowledge of the Parent, as of the date hereof no investigation or review by any Governmental Entity is pending or threatened against Parent or its Subsidiaries.

     4.7 SEC Filings; Financial Statements.
         ---------------------------------

          (a) Parent has furnished or made available to Company true and complete copies of all forms, reports, schedules, prospectuses, circulars, statements and other documents (together with any amendments thereto) filed by it with any of the SEC and Nasdaq since September 28, 2000 and any correspondence related thereto and, prior to the Effective Time, Parent will have furnished or made available to Company true and complete copies of any additional documents (or any amendments thereto) filed with any of the SEC and Nasdaq by Parent prior to the Effective Time and any correspondence related thereto (such forms, reports, schedules, prospectuses, circulars, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Parent Documents"). Parent Documents, at the time filed (and if amended or superseded by a filing prior to the date of this Agreement then, on the date of such filing), (i) did not contain any misrepresentation (as defined in the 1933 Act), did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the requirements of applicable Securities Laws. Parent has not filed any confidential material change report with the SEC or any other securities authority or regulator or any stock exchange or other self-regulatory authority which as of the date hereof remains confidential. None of Parent's Subsidiaries is required to file any reports or other documents with any of the SEC or Nasdaq.

          (b) The annual audited consolidated financial statements and the quarterly unaudited consolidated financial statements of Parent, including the notes thereto, included in Parent Documents (the "Parent Financial Statements") complied as to form in all material respects with applicable accounting requirements in the U.S. and with the published rules and regulations of applicable Governmental Entities, the SEC and Nasdaq with respect thereto as of their respective dates, and have been prepared in accordance with US GAAP. The Parent Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of contingent liabilities, if any, of Parent and its subsidiaries on a consolidated basis. There has been no change in Parent's accounting policies, except as described in the notes to Parent Financial Statements.

          (c) The books and records of Parent and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of Parent and its subsidiaries and (iii) accurately and fairly reflect the basis for the Parent Financial Statements. Parent has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of consolidated financial statements in conformity with US GAAP and (B) to maintain accountability of the assets of Parent and its subsidiaries.

          (d) Each Parent Document containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by Parent's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act; at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Parent nor any of its officers has received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

          (e) To the knowledge of Parent, no employee of Parent or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any Laws or is or has been the subject of any investigation, litigation, suit or proceeding with respect to any criminal or civil matter. Neither Parent nor any Subsidiary of Parent nor any officer, employee, contractor, subcontractor or agent of Parent or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Parent or such Subsidiary in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. ss. 1514A(a).

     4.8 Absence of Certain Changes or Events. Since December 31, 2003, there has not been (i) any event or circumstance which would be reasonably expected to have a Material Adverse Effect on Parent, (ii) any split, combination or reclassification of any of Parent's or any material Subsidiaries' capital stock, or (iii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in US GAAP or applicable Law.

     4.9 Absence of Litigation. (a) There is no claim, action, proceeding, litigation, investigation or inquiry that has been commenced or, to the knowledge of Parent, threatened against Parent or any Subsidiary before any Governmental Entity which, if determined adversely to Parent or such Subsidiary, would, individually or in the aggregate, be reasonably expected to have either a Material Adverse Effect on Parent or to prevent or materially delay consummation of the Arrangement; (b) neither Parent nor any Subsidiary, nor any of their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that involves or may involve, or restricts or may restrict or requires or may require, an expenditure of a material amount of money as a condition to or a necessity for the right or ability of Parent or a Subsidiary, as the case may be, to conduct its business in a manner in which it currently carries on such business that would be reasonably expected to (i) have, individually or in the aggregate, a Material Adverse Effect on Parent or
(ii) prevent or materially delay consummation of the Arrangement; and (c) neither Parent nor any Subsidiary is subject to any pending or, to the knowledge of Parent, threatened warranty, negligence, performance or other Claims or disputes or potential Claims or disputes in respect of products or services currently being delivered or previously delivered that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     4.10 Taxes.
          -----

          (a) All material Returns required to be filed with any taxing authority by or on behalf of Parent or any of its Subsidiaries were filed when due (including any applicable extension periods) in accordance with all applicable Laws and were correct and complete in all material respects.

          (b) Parent and each of its Subsidiaries have timely paid, or withheld and remitted to the appropriate taxing authority, all material Taxes due and payable, or required to be withheld, by any of them under any applicable Law.

          (c) The charges, accruals and reserves for material amounts of Taxes with respect to Parent and its Subsidiaries reflected on the Parent Financial Statements of Parent and its Subsidiaries (whether or not due and whether or not shown on any Return but excluding any provision for deferred income Taxes) are adequate to cover such Taxes, other than any liability for unpaid Taxes that may have accrued since the date of such Parent Financial Statements in connection with the operation of its business in the ordinary course or unpaid Taxes that are not material in amount.

          (d) There is no material claim (including under any indemnification or Tax-sharing agreement), audit, action, suit, proceeding, investigation, inquiry or request for information or cooperation by any Governmental Entity or party to a Tax-sharing agreement now pending or threatened against or in respect of any Tax of Parent or any of its Subsidiaries.

          (e) To the knowledge of Parent, the consummation of the transactions contemplated hereby will not in and of themselves for Canadian Tax purposes (i) cause any Tax to become payable by the Parent or any of its Subsidiaries or (ii) have any adverse effect on the continued validity and effectiveness of any material Tax exemption, Tax holiday or other Tax reduction agreement or order applying to Parent or any of its Subsidiaries.

     4.11 Brokers. Except pursuant to an engagement letter with Piper Jaffray & Co., Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.12 Intellectual Property.
          ---------------------

          (a) Parent or one of its Subsidiaries owns and has good title to, or has license sufficient for the conduct of its business as currently conducted, each material item of Parent Intellectual Property used in connection with the conduct of its business as currently conducted free and clear of any lien or encumbrance, other than a Permitted Encumbrance and licenses and related restrictions).

          (b) Parent and each of its Subsidiaries have taken reasonable measures and precautions necessary to protect, preserve and maintain the confidentiality and secrecy of all trade secrets and other confidential information used in the business of Parent and such Subsidiaries and otherwise to maintain and protect the value of all Parent Owned Intellectual Property.

          (c) Parent has the right to grant the licenses it grants in the course of its business.

     Insurance. Parent maintains Insurance Policies which are of the type and in amounts which it believes are reasonably appropriate to conduct its business. To Parent's knowledge, there is no material claim by Parent or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

                                   ARTICLE V
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1 Conduct of Business by Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its Subsidiaries shall, except to the extent that Parent shall otherwise consent in writing or as otherwise contemplated by this Agreement, carry on its business, in the ordinary course, consistent with past practice and in compliance in all material respects with applicable Laws, pay or perform its material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers, employees and consultants and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

     In addition, except as provided in Section 5.1 of the Company Schedule, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans, except that may otherwise be required pursuant to agreements existing on the date hereof and identified on the Company Schedule;

          (b) (i) Hire or make any offers to hire any new employees or consultants, or (ii) grant any severance or termination pay to any officer or employee except (A) as required by applicable Law, or (B) pursuant to written agreements outstanding, or policies existing, on the date hereof and set forth on the Company Schedule, or (iii) adopt any new severance plan, or (iv) amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof, in each case without the express written consent of Parent, which shall not be unreasonably withheld;

          (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (e) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance of Company Common Shares pursuant to the exercise of stock options outstanding as of the date of this Agreement and the issuance of Company Common Shares pursuant to Company's 2002 Stock Purchase Plan;

          (f) Cause, permit or propose any amendments to Company Charter Documents (or similar governing instruments of any of its Subsidiaries), except as may otherwise be contemplated by this Agreement;

          (g) Reorganize, amalgamate or merge Company or any Subsidiary with any other Person (other than pursuant to this Agreement);

          (h) Acquire or agree to acquire by merging, amalgamating, reorganizing or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or agree to enter into any joint ventures, strategic partnerships or alliances;

          (i) (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets (other than the sale or purchase of goods or services in the ordinary course of business consistent with past practices), except for the sale, lease or disposition (other than through the non-exclusive license of the Company's products to customers in the ordinary course of business consistent with past practices) of property or assets which are not material, individually or in the aggregate, to the business of Company and its Subsidiaries; (ii) sell, license, transfer, encumber or otherwise dispose of any Intellectual Property other than sales of its products in object code format only and without a source code escrow and other non-exclusive licenses in object code format only and without a source code escrow that are in the ordinary course of business consistent with past practice; or (iii) grant "most favored nation" pricing to any Person;

          (j) Make any loan, advance or capital contribution to, or investment in, any other Person, or purchase any equity interest in, or any securities of, any Person, other than (i) by Company or any of its Subsidiaries to or in Company or any of its Subsidiaries or (ii) with respect to Persons other than officers and directors of Company, in the ordinary course of business consistent with past practice;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case without the express written consent of Parent, which consent shall not be unreasonably withheld;

          (l) Except as required by Law or the terms of any existing Employee Plan or other agreement, adopt, amend or enter into any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any Employment Contract or Collective Agreement, pay any special bonus or special remuneration to any director, officer, employee or consultant, or materially increase the salaries or compensation wage rates or fringe benefits (including rights to severance, termination pay or indemnification) of its directors, officers, employees or consultants or make any loan or provide any other financial assistance to such persons;

          (m) (i) Pay, discharge, settle or satisfy any Claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in Company Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any material confidentiality or similar agreement to which Company or any of its Subsidiaries is a party or of which Company or any of its Subsidiaries is a beneficiary;

          (n) Modify, amend or terminate any material contract or agreement to which Company or any Subsidiary is a party or waive, delay the exercise of, release or assign any material rights or Claims thereunder, in each case without the express written consent of Parent, which consent shall not be unreasonably withheld;

          (o) Except as required by Canadian GAAP or US GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

          (p) Commence or settle any material litigation, or any litigation related to the transactions contemplated hereby;

          (q) Make any tax election or any tax accounting method change that is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Company or any of its Subsidiaries, settle or compromise any material Tax liability, or consent to any extension or waiver of any limitation period with respect to Taxes;

          (r) Except for expenses incurred in contemplation or furtherance of this Agreement and identified on the letter delivered to Parent by Company on the date hereof, enter into any contract, agreement or obligation which may not be canceled without penalty by Company or its Subsidiaries upon notice of 30 days or less or which provide for payments by or to Company or its Subsidiaries in an amount in excess of $100,000 individually or $250,000 in the aggregate, over the term of such contracts, agreements or obligations, except as incurred in the ordinary course of business or pursuant to customer contracts;

          (s) Fail to make in a timely manner any filings with (i) the SEC required under the 1933 Act or 1934 Act or the rules and regulations promulgated thereunder, (ii) the Canadian Securities Regulatory Authorities, (iii) the TSX or (iv) Nasdaq; or

          (t) Agree in writing or otherwise to take any of the actions described in Section 5.1 (a) through (s) above.

     5.2 Conduct of Business of Parent
         -----------------------------

     During the period form the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms of the Effective Time, Parent and each of its Subsidiaries shall, except to the extent that Company shall otherwise consent in writing, carry on its business, in the ordinary course, consistent with past practice and in compliance in all material respects with applicable Laws, pay or perform its material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers, employees and consultants and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings.

     In addition, without the prior written consent of Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not to any of the following and shall not permit its Subsidiaries to do any of the following:

          (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (b) Except as required by US GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

          (c) Fail to make in a timely manner any filings with (i) the SEC required under the 1933 Act or 1934 Act or the rules and regulations promulgated thereunder, or (ii) Nasdaq; or

          (d) Agree in writing or otherwise to take any of the actions described in Section 5.2(a) through (c) above.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1 Confidentiality; Access to Information.
         --------------------------------------

          (a) Confidentiality. The parties acknowledge that Company and Parent have previously executed a Mutual Non-Disclosure Agreement, dated as of June 17, 2002 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b) Access to Information. Company will (and will cause each of its Subsidiaries to) afford Parent and its accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records, contracts and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as may be reasonably requested, including access to the properties and personnel for the purpose of conducting an environmental audit or assessment that may include the need to obtain samples or conduct intrusive testing in instances where Parent reasonably believes such work is necessary to identify the presence or absence of Hazardous Material; provided, however, that such intrusive testing shall be subject to the consent of the Company (which consent shall not be unreasonably withheld) and shall be subject to such conditions as the Company shall reasonably impose (such as requiring the presence of a Company representative for all such activities, the provision of split samples to the Company and the minimization of interference with any ongoing operations at a Company Property). Company will provide, and will cause its Subsidiaries and will use its reasonable best efforts to cause its and their respective officers, employees, advisers and representatives to provide Parent reasonable access to the employees of Company and its Subsidiaries for purposes of discussing continuing employments arrangement following the Effective Time. Further, Parent will have the authority, cooperation and consent of Company and its Subsidiaries to contact, on a no-names basis, Governmental Entities having jurisdiction over environmental matters in order to discuss issues known to such regulators that relate to the properties. In addition, Company shall permit Parent and its accountants, counsel and other representatives to meet with the Chief Financial Officer and other employees or representatives of Company and its Subsidiaries responsible for the Financial Statements, the internal controls of Company and each Subsidiary and the disclosure controls and procedures of Company and each Subsidiary to discuss such matters as Parent may deem reasonably necessary or appropriate for Parent to satisfy its obligations under Sections 302 and 906 of the Sarbanes-Oxley Act and any rules and regulations relating thereto. No information or knowledge obtained by Parent in any investigation pursuant to this Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Arrangement. Parent will hold any information obtained pursuant to this Section 6.1(b) in confidence in accordance with, and otherwise subject to, the provisions of the Confidentiality Agreement.

          (c) Change in Tax Law. If a change in tax law is enacted and becomes effective on a date which is on or prior to the Effective Time pursuant to which beneficial owners of Company Common Shares who are Canadian residents and who hold their shares as capital property for purposes of the ITA (and any applicable equivalent provincial legislation) may exchange their Company Common Shares for Parent Common Shares on a tax-deferred basis for purposes of the ITA and any applicable equivalent provincial legislation and such federal and provincial legislation does not require such shareholders to enter into gain recognition agreements or contain other provisions which are adverse to such shareholders, then, at the option of Parent, no Exchangeable Shares will be issued and the Plan of Arrangement will be amended accordingly.

     6.2 No Solicitation.
         ---------------

          (a) From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal, and Company shall not, nor shall it permit or authorize its Subsidiaries, or any of their respective officers, directors or employees, or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or otherwise knowingly facilitate any Acquisition Proposal or any inquiries or proposals relating thereto; or (ii) engage in discussions or negotiations with, or disclose any non-public information relating to Company or its Subsidiaries or afford access to the properties, books or records of Company or its Subsidiaries to, any Person (other than Parent or any designees of Parent) concerning or in connection with an Acquisition Proposal; provided, however, that in each case, if (A) after the date of this Agreement and prior to the date of any securityholder approval of the Arrangement, an unsolicited, bona fide written Acquisition Proposal is made to Company and is not withdrawn; (B) Company's Board of Directors reasonably believes in good faith, after consultation with Company's financial advisor, that such Acquisition Proposal constitutes (if consummated as proposed) a Superior Proposal; (C) Company's Board of Directors reasonably believes in good faith, after consultation with Company's outside legal counsel, that the failure to engage in such negotiations or discussions, to provide such information would be inconsistent with the duties of the Board of Directors of Company set out in section 122 of the CBCA; (D) prior to furnishing any such nonpublic information to, entering into discussions or negotiations with, any Person, Company receives from such Person an executed confidentiality agreement (including "standstill" provisions) no less favorable to Company than the Confidentiality Agreement; and
(E) at the time of or prior to furnishing any such nonpublic information to such Person, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent), then Company may (1) furnish information with respect to Company and its Subsidiaries to such Person, (2) participate with such Person in negotiations regarding such Acquisition Proposal, or (3) enter into discussions or negotiations with, such Person.

          (b) Neither Company's Board of Directors nor any committee thereof shall (i) withhold, withdraw or modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Parent, the approval, recommendation or declaration of advisability by Company's Board of Directors or any such committee of the Arrangement or this Agreement, (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal or Superior Proposal or (iii) approve or recommend, or propose publicly to approve or recommend, or allow Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, combination agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each an "Acquisition Agreement") constituting or related to any Acquisition Proposal or Superior Proposal (any action described in the foregoing clauses (i), (ii) or (iii) of this Section 6.2(b) being referred to as a "Company Adverse Recommendation Change"). Notwithstanding the foregoing, at any time prior to the approval of the Arrangement at the Company Meeting by at least 66 2/3% of the holders of Company Common Shares, Company's Board of Directors may make a Company Adverse Recommendation Change, if, prior to taking such action, Company's Board of Directors received advice of Company's outside legal counsel that such action is required in order to discharge properly the fiduciary duties of Company's Board of Directors; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal, until after 72 hours following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from Company advising Parent that Company's Board of Directors intends to make such a Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new 72 hour period). Following receipt of a Notice of
Adverse Recommendation, Parent shall have the opportunity to present to Company's Board of Directors revised terms for the consummation of the Arrangement, including any proposed amendments or modifications to this Agreement in respect of such revised terms. The Company Board of Directors shall consider in good faith any such revised terms and amendments and modifications submitted to it by Parent. In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, Company's Board of Directors shall take into account Parent's revised terms and any proposed changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise. Before making any Company Adverse Recommendation Change, Company's Board of Directors shall consider whether the revised terms offered by Parent are reasonably equivalent or superior from the financial point of view of Company and its shareholders to the terms of the Superior Proposal and, if such terms are determined by a vote of a majority of Company's Board of Directors to be reasonably equivalent or superior from the financial point of view of Company and its shareholders to the terms of the Superior Proposal, Company's Board of Directors shall accept at a meeting duly called and held, duly adopted resolutions (x) approving and declaring advisable the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith, (y) directing that the adoption of the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith be submitted to a vote at a meeting of the shareholders of Company and (z) recommending that the shareholders of Company approve and adopt the terms of any such revised proposal by Parent and any definitive agreement proposed in connection therewith. If Company has elected to make a Company Adverse Recommendation Change following receipt of a Superior Proposal and complying with the procedures set forth in this Section 6.2(b) and after determining by a vote of the full Company Board of Directors that any revised terms and proposed changes of Parent are not reasonably equivalent or superior from the financial point of view of Company and its shareholders to terms of the Superior Proposal, Company shall terminate this agreement by delivering to Parent (i) a written notice of termination of this Agreement pursuant to this Section 6.2(b), (ii) a wire transfer of immediately available funds in the amount of the Termination Fee and (iii) a written acknowledgement that Company and Company's Board of Directors have complied with all of their covenants and obligations pursuant to this Section 6.2(b) and that Company is obligated to pay the Termination Fee.

          (c) In addition to the  obligations of Company set forth in paragraphs
(a) and (b) of this Section 6.2, Company shall promptly, and in any event within twenty-four (24) hours, advise Parent orally and in writing of any bona fide Acquisition Proposal or Superior Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Acquisition Proposal or Superior Proposal and the material terms and conditions of any such Acquisition Proposal or Superior Proposal (including any changes thereto). Company shall keep Parent informed of any material change to the terms of any such Acquisition Proposal or Superior Proposal.

          (d) Company shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement (other than as required pursuant to the terms thereof as in effect on the date hereof) under which Company or any of its Subsidiaries has any rights, or fail to use reasonable best efforts to enforce or cause to be enforced each such agreement at the request of Parent. Company shall use its reasonable best efforts to ensure that its Subsidiaries and any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them are aware of the provisions of this Section 6.2, and shall be responsible for any breach of this Section 6.2 by it and its Subsidiaries and any of their respective officers, directors or employees or any investment banker, attorney or other advisor or representative retained by any of them.

          (e) Nothing contained in this Agreement shall prohibit Company or Company's Board of Directors from taking and disclosing to Company's shareholders a position with respect to a tender or exchange offer or take-over bid by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the 1934 Act or Section 99 under the Securities Act (Ontario).

     6.3 Public Disclosure. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Arrangement, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     6.4 Reasonable Best Efforts; Notification.
         -------------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Arrangement and the other transactions contemplated by this Agreement.

          (b) Company shall, and shall cause its Subsidiaries to, perform all obligations required or desirable to be performed by Company or any of its Subsidiaries under this Agreement, cooperate with Parent in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Company shall and where appropriate shall cause its Subsidiaries to:

               (i) use its reasonable best efforts to obtain the requisite approvals of Company Shareholders and the holders of Company Stock Options with respect to the Arrangement and, if required, the waiver of the application of
Section 3.1 of the Rights Agreement to the transactions contemplated by this Agreement, all in accordance with the terms of Section 5.1(e) of the Rights Agreement;

               (ii) advise Parent as reasonably requested, as to the aggregate tally of the proxies and votes received in respect of the Company Meeting and all matters to be considered at such meeting;

               (iii) apply for and use its reasonable best efforts to obtain all Regulatory Approvals relating to Company or any of its Subsidiaries and, in doing so, to keep Parent informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Parent with copies of all related applications and notifications, in draft form, in order for Parent to provide its reasonable comments and providing Parent with copies of all material correspondence;

               (iv) use its reasonable best efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from Company or any of its Subsidiaries relating to the Arrangement;

               (v) use its reasonable best efforts to obtain all necessary waivers, consents and approvals required to be obtained by Company or a Subsidiary in connection with the Arrangement from other parties to any material loan agreements, leases or other material contracts;

               (vi) carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on Company or its Subsidiaries with respect to the transactions contemplated by this Agreement;

               (vii) provide Parent with a copy of any purported exercise of the Dissent Rights and written communications with such Company Shareholder purportedly exercising the Dissent Rights; and not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the Arrangement; and

               (viii) promptly advise Parent orally and, if then requested, in writing:

                    (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Company contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect;

                    (B) of any event or circumstance which would be reasonably expected to have a Material Adverse Effect on Company; and

                    (C) of any material breach by Company of any covenant or agreement contained in this Agreement;

               (ix) reasonably cooperate and assist Parent in connection with Parent's efforts following the date of this Agreement to discuss and enter into continuing employment arrangements with those Company employees and employees of its Subsidiaries designated by Parent; and

               (x) use its reasonable best efforts to cause those of its executive officers who did not execute the Voting Agreement concurrently with the execution of this Agreement to execute the Voting Agreement as soon as practicable following the date of this Agreement.

          (c) Parent Parties shall perform all obligations required or desirable to be performed by them under this Agreement, to cooperate with Company in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing:

               (i) to apply for and use its reasonable best efforts to obtain all Regulatory Approvals relating to Parent and, in doing so, to keep Company informed as to the status of the proceedings related to obtaining the Regulatory Approvals, including, but not limited to, providing Company with copies of all related applications and notifications, in draft form, in order for Company to provide its reasonable comments and providing Company with copies of all material correspondence;

               (ii) use its reasonable best efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from Parent or its Subsidiaries relating to the Arrangement;

               (iii) to carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable best efforts to comply promptly with all requirements which applicable Laws may impose on Parent or its Subsidiaries with respect to the transactions contemplated by this Agreement; and

               (iv) to promptly advise Company orally and, if then requested, in writing:

                    (A) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Parent contained in this Agreement (except any such representation or warranty which speaks solely as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect;

                    (B) of any event or circumstance which would be reasonably expected to have a Material Adverse Effect on Parent; and

                    (C) of any material breach by Parent Parties of any covenant or agreement contained in this Agreement.

          (d) Parent shall use its reasonable best efforts to (i) cause the Exchangeable Shares to be listed on the TSX, such listings to be effective prior to or at the Effective Time, and to maintain the listing of the Exchangeable Shares, if permitted under the rules of the TSX, for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by Parent or any of its affiliates), and (ii) cause the listing on Nasdaq of the Parent Common Shares to be issued at the Effective Time and from time to time upon exchange of the Exchangeable Shares.

          (e) Parent Parties shall not take any action not contemplated by this Agreement and the terms of the Arrangement which would reasonably be expected to prevent the exchange of the

Company Common Shares by holders of the Company Common Shares resident in Canada for purposes of the ITA from being treated as a tax-deferred transaction for holders who are otherwise eligible for such treatment.

          (f) As soon as practicable following the execution of this Agreement, Company shall facilitate and cooperate with Parent and its representatives in setting up telephone calls and meetings with those customers of Company as reasonably requested by Parent.

          (g) Company shall cause the "Termination Fee", as defined in the Lease dated May 14, 1999 between Company and National Office Partners Limited Partnership, successor to California Public Employee's Retirement System, to be paid in full in accordance with the terms of such lease on or before May 31, 2004.

          (h) Company agrees to provide, and will cause its Subsidiaries and will use its reasonable best efforts to cause its and their respective officers, employees, advisers and representatives to provide, all necessary cooperation in connection with taking the actions set forth on Schedule 6.4(h) to this Agreement and any other actions beneficial to Parent as may be mutually agreed between Parent and Company, in each case at such time prior to the Effective Time as may be requested by the Parent Parties.

     6.5 Indemnification. From and after the Effective Time, to the fullest extent permitted under applicable Laws and the Sarbanes-Oxley Act, Parent will cause Company to fulfill its obligations pursuant to any indemnification agreements between Company and its directors and officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and any indemnification provisions under Company Charter Documents as in effect on the date hereof. The Articles of Incorporation and Bylaws of Company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, prior to the Effective Time, were directors or officers of Company, unless such modification is required by law. For a period of six years after the Effective Time, Parent will cause Company to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy with respect to Claims arising from facts or events that occurred on or before the Effective Time on terms equivalent to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or Company be required to expend in excess of $1,438,250 to acquire a six-year tail insurance policy at the time of Closing to satisfy this requirement.

     6.6 Company  Affiliate  Agreement.  Set forth in Section 6.6 of the Company
Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the 1933 Act (each, a "Company Affiliate"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company shall use its reasonable best efforts to cause each Company Affiliate to enter into an Affiliate Agreement in substantially the form attached hereto as Exhibit F as promptly as practicable following the date hereof.

     6.7 Regulatory Filings; Reasonable Best Efforts. As soon as may be reasonably practicable following the date hereof, Company and Parent each shall file merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction which Parent reasonably determines to be necessary or advisable. Company and Parent each shall promptly
(a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the competition or merger control authorities of any applicable jurisdiction. Each of Parent and Company shall promptly inform the other party of any material communication received by such party from any Person in connection with such filings, and shall use its reasonable best efforts to give the other party the opportunity to participate in any meetings or conferences with such Governmental Entity.

     6.8 Company Stock Transfer Agreement. Company hereby acknowledges the restrictions on transfer of the Shares (as defined in the Voting Agreement) contained in Section 3.1 of the Voting Agreement. Company agrees not to register the transfer (book-entry or otherwise) or any certificated or uncertificated interest representing any Shares. Company further agrees to instruct its transfer agent not to transfer any certificated or uncertificated interest representing any Shares, until (i) the transfer agent has received Parent's consent to such a transfer, or (ii) the Voting Agreement has been terminated pursuant to Section 4.1 thereof.

     6.9 Employee Stock Purchase Plan. Company shall immediately suspend and shall not accept any further payroll contributions under its 2002 Employee Stock Purchase Plan ("ESPP") after the date of this Agreement. Company will take all necessary actions to cause the termination of the ESPP and all rights thereunder, in each case, no later than the Effective Time.

     6.10 Company Options.
          ---------------

          (a) The Arrangement shall provide that each Company Stock Option that becomes exercisable as a result of the Arrangement, notwithstanding any contingent vesting provisions to which it might otherwise have been subject, shall be deemed to be conditionally vested and exercisable only as part of the Arrangement unless otherwise agreed to by the option holder and Parent.

          (b) Each holder of a Company Stock Option (including, without limitation, Company Stock Options referred to in subparagraph (a)) may elect to conditionally exercise one or more Company Stock Options as part of the Arrangement by delivering to the Depositary (as defined in the Plan of Arrangement) on or prior to the Election Deadline (as defined in the Plan of Arrangement) (i) a notice of the conditional exercise of such holder's Company Stock Options indicating whether the holder elects a "Cash Exercise" or a "Cashless Exercise" and (ii) a validly completed Letter of Transmittal and Election Form, electing whether such holder wishes to receive Parent Shares, Exchangeable Shares or Per Share Cash Consideration pursuant to Sections 2.2(1)(c),

(d) or (e), respectively, under the Plan of Arrangement in exchange for the Company Common Shares issued to or received by the holder pursuant to the exercise of such holder's Company Stock Options.

          (c) Each "Cash Exercise" shall be accompanied by a certified check or bank draft in an amount equal to the product obtained by multiplying the number of Common Shares in respect of which the Company Stock Option is conditionally exercised (the "Number of Options Exercised") by the exercise price per Company Stock Option (the "Exercise Price"). In the event of a "Cashless Exercise", the holder shall transfer the Company Stock Option to the Company immediately prior to the Effective Time in exchange for Company Common Shares using the following formula:

         X = Y(A-B)
             ------
                A

   Where: X  = The number of shares of Company Common Shares to be issued to the
               Company Stock Option holder.

          Y  = The number of Company  Common  Shares under the holder's  Company
               Stock Option with respect to which such option is exercised.

          A = The product of 0.75 multiplied by the weighted average closing trading price of the Parent Common Shares on NASDAQ for the last ten trading days preceding the Election Deadline.

          B  = The Exercise  Price (in  Canadian  dollars,  converted  into U.S.
               Dollars based on the noon buying rates in New York City for cable transfers payable in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York on the Election
               Date).

     All fractional Company Common Shares issuable pursuant to Company Stock Options shall be rounded down to the next whole share.

          (d) Any holder of an "in the money" option who fails to elect shall be deemed to have elected for a 'Cashless Exercise' and to receive in exchange for the Company Common Share issued or received pursuant to the transfer of each Company Stock Option to the Company, Exchangeable Shares (if a Canadian resident) or Parent Common Shares (if not a Canadian resident).

          (e) At the Effective Time, every Company Stock Option which has not been exercised or deemed to have been exercised shall be deemed cancelled and each of the Company Stock Option Plans shall be deemed to have been terminated. In the event that this Agreement is terminated prior to the Effective Time, all Company Stock Options which have been conditionally exercised or deemed to have been conditionally exercised shall be return to their status as unexercised (and, if the Company Stock Options have been exercised for cash, the cash consideration therefor shall be returned to the option holder) and, to the extent that such Company Stock Options were unvested, but have been deemed to be vested, such Company Stock Options shall also be returned to their status as unvested. To the extent that any amendments to the Company Stock Option Plans are required to implement the Cashless Exercise Right, Company shall submit such amendment to the Company Shareholders for approval at the Company Meeting, and the implementation of such right shall be contingent upon receipt of the requisite approval of the Company Shareholders.

     6.11 Employee Benefits. Employees of Company or any of its Subsidiaries who shall continue their employment with Parent or Company or one of their respective Subsidiaries following the Effective Time shall receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Parent or any of its Subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit of the funding or any such benefit.

     6.12 Closing Date Balance Sheet. Company shall prepare and deliver to Parent prior to the Effective Time (i) an unaudited consolidated balance sheet of Company as of the last business day of the most recently completed full month ending immediately preceding the Effective Time (or, if the Effective Time is before the 15th day of the month, as of the last business day of the month immediately preceding the most recently completed full month ending immediately preceding the Effective Time), which balance sheet shall be prepared in accordance with U.S. GAAP (the application of which shall be reviewed and approved by Parent's independent auditors) and on a basis consistent with the unaudited balance sheets of Company included in the Company Documents and shall fairly present in all material respects the consolidated financial position of Company and its consolidated subsidiaries as of the date thereof, and (ii) Company's best estimate (using actual data through at least the end of the third business day immediately preceding the Effective Time) of closing account information for all line items that would appear on a consolidated balance sheet of Company as of the business day immediately preceding the date on which the Effective Time shall occur (the "Closing Date Balance Sheet"). Company shall provide to Parent any information and back-up materials (including bank account information) reasonably requested by Parent with respect thereto.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

     7.1 Conditions to Obligations of Each Party to Effect the Arrangement. The respective obligations of each party to this Agreement to effect the Arrangement shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Company Shareholder Approval. The Arrangement shall have been approved at the Company Meeting by at least 66 2/3% and, if required, the waiver of the application of Section 3.1 of the Rights Agreement to the transactions contemplated by this Agreement, all in accordance with the terms of Section 5.1(e) of the Rights Agreement shall have been approved by at least 50%, in each case of the votes cast by the holders of Company Common Shares who are represented at the Company Meeting and the holders of Company Stock Options to purchase Company Common Shares, voting together as a class, and in accordance with any other conditions which may be imposed by the Interim Order;

          (b) Interim Order; Final Order. The Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of Parent and Company, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties, acting reasonably, on appeal or otherwise;

          (c) Orders of Canadian Securities Regulatory Authorities. The orders referenced in Section 2.5(a) shall have been obtained;

          (d) No Orders. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction preventing the consummation of the Arrangement or making the Arrangement illegal shall be in effect;

          (e) Regulatory Approvals.

               (i) Parent and Company and their respective Subsidiaries shall have obtained from each Governmental Entity all approvals, waivers and consents, required for deemed advisable by Parent in its reasonable discretion or the consummation of the Arrangement and the several transactions contemplated hereby;

               (ii) All applicable waiting periods under foreign merger Laws shall have expired or been terminated; and

               (iii) The Form S-3 shall have become effective under the 1933 Act and shall not be the subject of any stop order or proceedings seeking a stop order (unless it is reasonably determined by the parties hereto and their respective counsel that such registration is not necessary in connection with the issuance of the Parent Common Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares) and Parent shall have received all United States state securities or "blue sky" authorizations necessary to issue the Parent Common Shares.

          (f) Listing of Shares. Parent shall have filed, if required, with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Parent Common Shares to be issued in connection with the transactions contemplated by this Agreement. If permitted under the rules of the TSX, the Exchangeable Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on the TSX, subject to the filing of required documentation.

     7.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Arrangement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a) Representations and Warranties. The representations and warranties of the Parent Parties contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Parent Parties contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b) Agreements and Covenants. Parent and Exchangeco shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

          (c) Arrangement. The Boards of Directors of the Parent and Exchangeco shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Parent and Exchangeco to permit the consummation of the Arrangement and the issue of the Exchangeable Shares contemplated thereby and the issue of Parent Common Shares pursuant to the Arrangement and upon the exchange from time to time of the Exchangeable Shares.

     7.3 Additional Conditions to the Obligations of Parent Parties. The obligations of the Parent Parties to complete the Arrangement shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations and Warranties. The representations and warranties of Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time with the same effect as though made as of the Effective Time except that the accuracy of the representations and warranties that by their terms speak as of a specified date will be determined as of such date. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

          (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

          (c) Arrangement. The Board of Directors of Company shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Company and its Subsidiaries, to permit the consummation of the Arrangement; the Board of Directors of Company shall have made and shall not have modified or amended, in any material respect, prior to the Company Meeting, an affirmative recommendation that the holders of Company Common Shares approve the Arrangement and the termination of the Rights Agreement.

          (d) Dissent Rights. The holders of no more than 5% of the issued and outstanding Company Common Shares shall have exercised their Dissent Rights (and shall not have lost or withdrawn such rights) or shall have given notice of their intent to exercise their Dissent Rights in respect of the Arrangement.

          (e) Third Party Consents. All authorizations, consents, approvals of, or notifications to any third party (i) identified on Schedule 7.3(e) attached hereto shall have been obtained, and (ii) all such other required authorizations, consents, approvals of, or notifications to any other third party, the absence of which would be reasonably likely to have a Material Adverse Effect on Company, shall have been obtained, in each case in form and substance reasonably satisfactory to Parent.

          (f) Net Working Capital. Company shall have net working capital at the Effective Time, as reflected on such Closing Date Balance Sheet, of at least $6,500,000. For purposes of this Section 7.3(f), "net working capital" shall be calculated as of the Effective Time in accordance with US generally accepted accounting principles as Company's current assets (cash and cash equivalents, net accounts receivable, prepaid expenses and other current assets) less Company's current liabilities (accounts payable, accrued liabilities, current obligations under capital leases and other current liabilities).

          (g) No Order. No judgment or order shall have been issued by any Governmental Entity and no action, suit, filing, inquiry, request for information, application or proceeding shall be pending, shall have been threatened or taken by any Person in any jurisdiction, that in the reasonable opinion of Parent, would be reasonably likely to (i) have the effect of enjoining or prohibiting the consummation of the Arrangement or subjecting the Arrangement to any restriction, qualification or modification that is material to Parent, including but not limited to a divestiture or hold separate order; or
(ii) materially and adversely affect Parent's right to conduct the business of Company as currently conducted, or to own, use or exploit Company's assets, in each case taking into account the activities reflected in the Arrangement or Parent's or Company's performance of their respective obligations pursuant to this Agreement.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination.  This Agreement may be terminated at any time prior to the
Effective  Time,   whether  before  or  after  the  requisite  approval  of  the shareholders  of Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent, if the Arrangement shall not have been consummated by August 31, 2004 for any reason (the "Termination Date"); provided, however, that if on the Termination Date the only condition to effecting the Arrangement remaining to be satisfied is the effectiveness of the Form S-3 as contemplated by Section 7.1(e)(iv), then the Termination Date shall automatically be extended to October 31, 2004; provided further, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Arrangement to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Company or Parent, if there shall be passed any Law that makes the consummation of the Arrangement illegal or otherwise prohibited, or if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement, which order, decree, ruling or other action is final and nonappealable;

          (d) by either Company or Parent, if the required approvals of the shareholders and optionholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company securityholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to Company where the failure to obtain the approval of the securityholders of Company shall have been caused by the action or failure to act of Company and such action or failure to act constitutes a breach by Company of this Agreement;

          (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty-day period);

          (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 8.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such breach by Company is cured during such thirty-day period);

          (g) by Parent, if a Triggering Event shall have occurred; or

          (h) by Company in accordance with Section 6.2(b); provided, however, in order for the termination of this Agreement pursuant to this Section 8.1(h) to be deemed effective, Company shall have complied in all respects with all provisions contained in Sections 6.2(a), 6.2(b) and 6.2(c), including the notice provisions therein, and with applicable requirements of Sections 8.2 and 8.3, including the payment of the Termination Fee.

     8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (except with respect to a termination pursuant to Sections 8.1(e) and (f), which shall be effective upon satisfaction of the terms contained therein). In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in
Section 6.1(a), Section 8.2, Section 8.3 and Article IX (General Provisions), each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful or intentional breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     8.3 Fees and Expenses.
         -----------------

          (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Arrangement is consummated.

          (b) Company Payments.
              ----------------

               (i) Company shall pay to Parent in immediately available funds, within one (1) business day after demand by Parent, an amount equal to $4,000,000 (the "Termination Fee") if this Agreement is terminated by Parent pursuant to Section 8.1(g).

               (ii) In the event that:

                    (A) this Agreement is terminated by Parent or Company, as applicable, pursuant to Sections 8.1(d),

                    (B) following the date hereof and prior to the termination of this Agreement, an Acquisition Proposal shall have been publicly announced or generally disclosed by Company or the party making such Acquisition Proposal to the shareholders of Company, and

                    (C) within twelve (12) months following the termination of this Agreement, a Company Acquisition is consummated or Company enters into an agreement or letter of intent providing for a Company Acquisition, in either case, which constitutes a Superior Proposal (as compared to the transactions contemplated by this Agreement on the date of the termination of this Agreement), with any party, then

Company shall pay Parent in immediately available funds an amount equal to the $3,100,000 upon the earlier to occur of (x) the consummation of such a Company Acquisition or (y) the execution by Company of an agreement or letter of intent providing for such a Company Acquisition.

               (iii) Company shall pay to Parent in immediately available funds an amount equal to the Termination Fee if this Agreement is terminated by Company pursuant to Section 8.1(h).

               (iv) Company  acknowledges that the agreements  contained in this
Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 8.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of intentional or willful breach of this Agreement. In no event will more than one fee be payable in connection with the termination of the Agreement.

     8.4 Amendment. Subject to applicable law and the Interim Order, this Agreement may be amended, not later than the Effective Time, by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company. Company agrees to make such amendments to this Agreement, the Plan of Arrangement and the other agreements referred to herein as may be reasonably required to ensure that the proposed effect of such agreements are maintained following any assignment of the rights, interests and obligations of Exchangeco in accordance with Section 9.10 of this Agreement.

     8.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Exchangeco contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a) if to Parent or Exchangeco, to:

                 At Road, Inc.
                 477200 Bayside Parkway
                 Fremont, California 94538
                 USA
                 Attention: Chairman, President and Chief Executive Officer Telecopy No.: (510) 353-6021

                 with copies to:


                 Heller Ehrman White & McAuliffe LLP
                 2775 Sand Hill Road
                 Menlo Park, California 94025
                 Attention:  Steven J. Tonsfeldt, Esq.
                 Telecopy No.: (650) 233-8386

                 and

                 Stikeman Elliott LLP
                 1155 Rene-Levesque Blvd. West, 40th Floor
                 Montreal, Quebec H3B 3V2
                 Attention:  John W. Leopold, Esq.
                             Christine Desaulniers, Esq.
                 Telecopy No.: (514) 397-3222

          (b) if to Company, to:

                 MDSI Mobile Data Solutions Inc.
                 10271 Shellbridge Way
                 Richmond, BC
                 Canada V6X 2W8
                 Attention: Chairman, President and Chief Executive Officer Telecopy No.: (604) 207-6060

                 with copies to:

                 Dorsey & Whitney LLP
                 1420 Fifth Avenue, Suite 3400
                 Seattle, WA  98101
                 Attention:  Randal R. Jones, Esq.
                 Telecopy No.: (206) 903-8820

                 and

                 Davis & Company
                 2800 - 666 Burrard St.
                 Vancouver, B.C. V6C 2Z7
                 Attention:  David R. Reid, Esq.
                             Al Hudec, Esq.
                 Telecopy No.: (604) 687-1612

     9.3 Counterparts. This Agreement may be executed in one or more counterparts, which may be delivered by facsimile transmission, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including Company Disclosure Schedule:
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 6.5.

     9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies;  Specific Performance.  Except as otherwise provided in
Section 8.3(b), neither Company nor Parent Parties shall be entitled to monetary damages in the event this Agreement is terminated under Section 8.1 regardless of the circumstances giving rise to such termination; provided however, that the foregoing shall not apply to any willful breach of this Agreement or any willful misrepresentation hereunder giving rise to such termination. Notwithstanding the foregoing, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including but not limited to the completion of the transaction contemplated hereby, in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent mandatorily governed by the law of another jurisdiction. Each of the parties hereto (i) irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, except as has otherwise been agreed to with respect to the consideration and approval of the Arrangement by the Court pursuant to Article II hereof, (ii) agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and (iii) waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8 English/French Language. The parties confirm that it is their wish that this Agreement as well as any other documents relating hereto, including notices, have been and shall be drawn up in English only. Les parties aux presents confirment leur volonte que cette convention de meme tous les documents, y compris tous avis s'y rattachant soient rediges en anglais seulement.

     9.9 No Personal Liability.
         ---------------------

          (a) No director or officer of any Parent Party shall have any personal liability whatsoever to Company under this Agreement, or any other document delivered in connection with the Arrangement on behalf of a Parent Party.

          (b) No director or officer of Company shall have any personal liability whatsoever to any Parent Party under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Company.

     9.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that either Parent or Exchangeco may assign this Agreement and any of its rights, interests and obligations hereunder to any Subsidiary of Parent without the approval of any other party, provided that (a) the tax treatment of the Company Shareholders is not detrimentally affected and
(b) no assignment shall relieve a party of any liability hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND EXCHANGECO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR EXCHANGECO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     9.12 Attorneys' Fees. Unless otherwise agreed, the prevailing party will be entitled to its costs and attorneys' fees incurred in any litigation or dispute relating to the interpretation or enforcement of this Agreement and the other agreements and transaction contemplated hereby.

     9.13 Currency. Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in U.S. Dollars.

                                     *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                        AT ROAD, INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                        ORION EXCHANGECO, LTD.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                        MDSI MOBILE DATA SOLUTIONS INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title: _________________________________








                    SIGNATURE PAGE TO COMBINATION AGREEMENT